     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2001
                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      ORTHODONTIC CENTERS OF AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

              Delaware                                 72-1278948
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                     3850 N. Causeway Boulevard, Suite 1040
                            Metairie, Louisiana 70002
                                 (504) 834-4392
    (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's principal executive offices)

                          Bartholomew F. Palmisano, Sr.
          Chairman of the Board, President and Chief Executive Officer
                      Orthodontic Centers of America, Inc.
                     3850 N. Causeway Boulevard, Suite 1040
                            Metairie, Louisiana 70002
                                 (504) 834-4392
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:
                              Donald R. Moody, Esq.
                       Waller Lansden Dortch & Davis, PLLC
                          511 Union Street, Suite 2100
                           Nashville, Tennessee 37219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                    PROPOSED          PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION
  SECURITIES TO BE REGISTERED      REGISTERED               SHARE                    PRICE                    FEE
------------------------------   --------------      ------------------        ------------------        ------------
Common Stock, $0.01 par value       4,186,538             $29.42 (1)             $123,167,950 (1)            $30,800
------------------------------   --------------      ------------------        ------------------        ------------

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the Registrant's common stock as reported on the New York Stock Exchange on August 2, 2001 solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                                           Subject to completion
PRELIMINARY PROSPECTUS                                     ________, 2001

                                   [OCA LOGO]

                             SHARES OF COMMON STOCK

                                   ----------

         We are the leading provider of integrated business services to orthodontists. Our common stock is listed on the New York Stock Exchange under the ticker symbol "OCA."

         In connection with a proposed transaction in which one of our wholly-owned subsidiaries would merge with and into OrthAlliance, Inc., with OrthAlliance becoming our wholly-owned subsidiary, we may offer shares of our common stock to orthodontists and pediatric dentists who are owners and employees of professional entities that are parties to service, management service or consulting agreements with OrthAlliance and its subsidiaries. These shares would be offered and sold directly by us in privately negotiated transactions.

         BEFORE INVESTING IN SHARES OF OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THE SECTION OF THIS PROSPECTUS CAPTIONED "RISK FACTORS," WHICH BEGINS ON PAGE 6.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is ________, 2001.

                                TABLE OF CONTENTS



                                                                                                             Page
                                                                                                             ----
    Prospectus Summary.........................................................................................3
    Risk Factors...............................................................................................6
    Orthodontic Centers of America............................................................................12
         Overview.............................................................................................12
         Our Business.........................................................................................12
         Our Operating Strategy...............................................................................12
         Our Growth Strategy..................................................................................12
         Our Affiliated Orthodontic Practices.................................................................13
    Proposed Merger with OrthAlliance.........................................................................15
    Incentive Programs for OrthAlliance Allied Practitioners..................................................16
         Overview.............................................................................................16
         Incentives for Amending Existing Employment Agreement and OrthAlliance Agreement, or Entering
              into New OCA Agreement..........................................................................17
         Stock Pool Program...................................................................................17
         Target Stock Program.................................................................................19
         OrthAlliance Stockholder Bonus Program...............................................................22
         High Participation Bonus Program.....................................................................25
         Additional Incentives for Entering into New OCA Agreement............................................26
         Conversion Incentive Program.........................................................................26
         Doctors Trust Program................................................................................28
    Federal Income Tax Consequences...........................................................................30
         Stock Pool Program, Target Stock Program, OrthAlliance Stockholder Bonus Program, High
              Participation Bonus Program and Conversion Incentive Program....................................30
         Doctors Trust Program................................................................................30
    Forward-Looking Information...............................................................................32
    Use of Proceeds...........................................................................................32
    Plan of Distribution......................................................................................32
    Where You Can Find More Information.......................................................................32
    Incorporation of Information We File with the SEC.........................................................33
    Legal Matters.............................................................................................34
    Experts...................................................................................................34

    Annex A  -  Stock Pool Program.........................................................................  A-1
    Annex B  -  Target Stock Program.......................................................................  B-1
    Annex C  -  OrthAlliance Stockholder Bonus Program.....................................................  C-1
    Annex D  -  High Participation Bonus Program...........................................................  D-1
    Annex E  -  Conversion Incentive Program...............................................................  E-1
    Annex F  -  Doctors Trust Program......................................................................  F-1
    Annex G  -  Form of Participation Agreement............................................................  G-1

                                   ----------

         THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN SHARES OF OUR COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER.



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


                               PROSPECTUS SUMMARY

         This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including "Risk Factors," and the documents incorporated by reference in this prospectus before making an investment decision.

ORTHODONTIC CENTERS OF AMERICA, INC.

         We are the leading provider of integrated business services to orthodontists. Since 1985, we have executed a retail-oriented approach to developing orthodontic practices, which we believe has resulted in significant increases in productivity and profitability for our affiliated orthodontists. As of March 31, 2001, we were affiliated with over 400 orthodontists practicing in over 600 orthodontic centers located throughout the United States and parts of Japan, Mexico, Spain and Puerto Rico. During 2000, our affiliated orthodontists initiated treatment of about 161,000 patients, representing initial new patient contract balances of $494.1 million for 2000. As of March 31, 2001, our affiliated orthodontists were treating a total of more than 350,000 patients.

         Our corporate headquarters are located at 3850 N. Causeway Boulevard, Suite 1040, Metairie, Louisiana 70002, telephone number (504) 834-4392, and at 5000 Sawgrass Village, Suite 25, Ponte Vedra Beach, Florida 32082, telephone number (904) 280-4500. We were incorporated in Delaware in 1994.

PROPOSED MERGER WITH ORTHALLIANCE

         We are a party with OrthAlliance, Inc. to an agreement and plan of merger, dated May 16, 2001, which provides for the merger of one of our wholly-owned subsidiaries with and into OrthAlliance, with OrthAlliance becoming our wholly-owned subsidiary. Completion of this proposed merger is subject to a number of conditions, including approval of the merger agreement by OrthAlliance stockholders. Additional information about this proposed merger may be obtained from a registration statement on Form S-4, and a related prospectus/proxy statement, that we have filed with the Securities and Exchange Commission in connection with the proposed merger.

INCENTIVE PROGRAMS FOR ORTHALLIANCE ALLIED PRACTITIONERS

         In connection with the proposed merger with OrthAlliance, we have implemented six programs under which we may offer shares of our common stock to orthodontists and pediatric dentists who are owners and employees of professional entities that are parties to service, management service or consulting agreements with OrthAlliance and its subsidiaries. Participation in each of these programs would be conditioned upon execution of a participation agreement and completion of the proposed merger with OrthAlliance, among other things. These six programs are described in further detail in the section of this document captioned "INCENTIVE PROGRAMS FOR ORTHALLIANCE ALLIED PRACTITIONERS." In addition, the terms of these programs are attached as annexes to this document. We encourage you to read these carefully.

         INCENTIVES IN CONNECTION WITH AMENDMENTS TO EMPLOYMENT AGREEMENTS AND ORTHALLIANCE SERVICE, MANAGEMENT SERVICE OR CONSULTING AGREEMENTS, OR CONVERSION TO OCA BUSINESS SERVICES AGREEMENT.

         If these OrthAlliance affiliated practitioners and their respective professional entities either amend their employment agreements and their service, management service or consulting agreements with OrthAlliance and its subsidiaries, as contemplated in the merger agreement, or enter into a new business services agreement with us or OrthAlliance, based on our form of that agreement, in replacement of the professional entities' existing service, management service or consulting agreements with OrthAlliance or its subsidiaries effective as of the proposed merger, they would be eligible, subject to some conditions, to participate in our Stock Pool Program, Target Stock Program, OrthAlliance Stockholder Bonus Program and High Participation Bonus Program.


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

         o STOCK POOL PROGRAM. To be eligible to participate in our Stock Pool Program, the OrthAlliance affiliated practitioners must enter into the amendments or new business services agreement by the earlier to occur of September 30, 2001 or the effective time of the merger. Under the Stock Pool Program, we would grant participants shares of our common stock based on the amount of service fees paid to OrthAlliance or its subsidiaries, the number of months that they have been a party to a service, management service or consulting agreement with OrthAlliance or its subsidiaries and the date on which they enter into the amendments or new business services agreements.

         o TARGET STOCK PROGRAM. To be eligible to participate in our Target Stock Program, the OrthAlliance affiliated practitioners must enter into the amendments or new business services agreement prior to the proposed merger. Under the Target Stock Program, we would grant participants shares of our common stock, or a promissory note, with a value equal to three times 70% of the amount of service fees that their respective professional entities paid OrthAlliance or its subsidiaries during the 12 months prior to completion of the proposed merger with OrthAlliance, provided that the amount of service fees they paid in the third year following completion of the proposed merger is at least 70% greater than that amount. If the service fees increase by less than 70%, then the participant would receive a pro rata amount of shares of our common stock, or a promissory note.

         o ORTHALLIANCE STOCKHOLDER BONUS PROGRAM. To be eligible to participate in our OrthAlliance Stockholder Bonus Program, the OrthAlliance affiliated practitioners must enter into the amendments or new business services agreement by the earlier to occur of September 30, 2001 or the effective time of the merger, along with a minimum amount of other OrthAlliance affiliated practitioners, and have received shares of OrthAlliance common stock as 50% or more of the consideration paid to them in connection with their initial affiliation with OrthAlliance or one of its subsidiaries. Under the OrthAlliance Stockholder Bonus Program, we would grant participants a number of shares of our common stock which varies depending on, among other things, the number of participants in the program.

         o HIGH PARTICIPATION BONUS PROGRAM. To be eligible to participate in our High Participation Bonus Program, the OrthAlliance affiliated practitioners must enter into the amendments or new business services agreement by the earlier to occur of September 30, 2001 or the completion of the merger, along with a minimum amount of other OrthAlliance affiliated practitioners. Under the High Participation Bonus Program, we would grant participants a number of shares of our common stock which varies depending on the number of participants in the program.

         ADDITIONAL INCENTIVES IN CONNECTION WITH CONVERSION TO OCA BUSINESS SERVICES AGREEMENT.

         In addition to the four programs listed above, if these OrthAlliance affiliated practitioners and their respective professional entities enter into a new business services agreement with us or OrthAlliance, based on our customary form of that agreement, in replacement of the professional entities' existing service, management service or consulting agreements with OrthAlliance or its subsidiaries effective as of the completion of the proposed merger, they would be eligible, subject to some conditions to participate in our Conversion Incentive Program and Doctors Trust Program.

         o CONVERSION INCENTIVE PROGRAM. To be eligible to participate in our Conversion Incentive Program, the OrthAlliance affiliated practitioners must enter into the new business services agreement by the earlier to occur of September 30, 2001 or the effective time of the merger. Under the Conversion Incentive Program, we would grant participants shares of our common stock with a value equal to four times the amount by which service fees that would have been payable to us during the year prior to completion of the proposed merger with OrthAlliance if the participant and their respective professional entity had been a party to our customary form of business services agreement exceed the service fees actually paid during that period under their


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

                  existing service, management service or consulting agreement with OrthAlliance or one of its subsidiaries.

         o DOCTORS TRUST PROGRAM. To be eligible to participate in our Doctors Trust Program, the OrthAlliance affiliated practitioners must enter into the new business services agreement prior to the merger. Under the Doctors Trust Program, participants could purchase a specified number of shares of our common stock and pay for the shares in installments over a period of 10 years.

                                  RISK FACTORS

         An investment in shares of our common stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in or incorporated by reference into this prospectus, in connection with an investment in shares of our common stock. If any of the following risks actually occurs, our business, financial condition or operating results could be harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

OUR GROWTH STRATEGY MAY NOT SUCCEED, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR FINANCIAL PERFORMANCE.

Since we began operating in 1985, we have expanded to being affiliated with over 400 orthodontists practicing in over 600 orthodontic centers as of March 31, 2001. We expect to continue to add additional orthodontic centers and affiliated orthodontists. Our growth, however, will depend on a number of factors, including:

         o Our ability to identify and affiliate with a sufficient number of orthodontists to open new orthodontic centers or operate within our existing network of affiliated orthodontic centers;

         o Our ability to obtain quality locations for orthodontic centers in suitable markets;

         o Our ability to identify and affiliate with a sufficient number of existing orthodontic practices;

         o The ability of our affiliated orthodontists to add new patients;

         o Our ability to implement initiatives designed to increase the productivity of our affiliated orthodontic centers;

         o Our ability to obtain adequate financing to fund our expansion strategy;

         o Our ability to successfully operate under applicable government regulations;

         o        Our ability to establish brand identity; and

         o Our ability to affiliate with orthodontists in other countries and successfully operate in those markets.

Our growth strategy may not succeed, and we may have to modify it. We may be unable to identify and recruit suitable orthodontists. A shortage of available orthodontists with the skills we require would have a material adverse effect on our ability to grow. In addition, many of our service agreements include covenants not to compete, in which we agreed that we would not affiliate with other orthodontists within a specified area and that we would limit the total number of orthodontic practices with which we affiliate within a particular market area. This could limit our ability to add orthodontists and orthodontic centers within the markets in which we have existing affiliated orthodontic centers.

Our ability to attract additional orthodontists, and our prospects for success and growth, depend on our ability to integrate an increasing number of affiliated orthodontists, orthodontic centers and employees. If we fail to manage our growth, our business may suffer.



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

OUR AFFILIATED ORTHODONTISTS ARE EXTENSIVELY REGULATED, WHICH MAY ADVERSELY AFFECT OUR BUSINESS AND LIMIT HOW WE CAN OPERATE.

Governmental authorities regulate the orthodontic industry and orthodontic practices extensively. We do not control the practice of orthodontics by our affiliated orthodontists or their compliance with legal requirements that apply to orthodontists and their practices. Many states prohibit us, as a non-professional corporation, from:

         o Practicing orthodontics, which, in some states, includes managing or operating an orthodontic office;

         o        Splitting professional fees with orthodontists;

         o        Owning or controlling equipment used in orthodontic practice;

         o        Employing orthodontists;

         o        Setting fees charged for orthodontic services;

         o        Maintaining an orthodontist's patient records; or

         o        Controlling the content of an orthodontist's advertisements.

Many states also prohibit orthodontists from paying any portion of fees received for orthodontic services in exchange for a patient referral. In addition, many states impose limits on the tasks an orthodontist may delegate to other staff members. These laws and their interpretation vary from state to state, and regulatory authorities enforce them with broad discretion.

If a court or regulatory authority reviewed our business arrangements with an affiliated orthodontist and concluded that our arrangements did not comply with applicable law, we might have to change those arrangements in a way that adversely affects us. An affiliated orthodontist may successfully challenge the legality of our long-term service and consulting agreements, and we may be unable to enforce non-competition and other provisions of those agreements. The laws and regulations of states and countries in which we operate or seek to expand may restrict or adversely affect our relationships with orthodontists in those states and countries. The laws and regulations of states and countries in which we currently operate could change or be interpreted in a way that adversely affects our operations and relationships with affiliated orthodontists. We may have to change our contractual relationships, alter our financial arrangements or restrict our operations in those states and countries. These laws and regulations could also prevent us from affiliating with, or providing business services to, orthodontists practicing in those states and countries.

OUR FINANCIAL SUCCESS DEPENDS ON THE EFFORTS AND SUCCESS OF OUR AFFILIATED ORTHODONTISTS, AND OUR BUSINESS COULD SUFFER IF THEY DO NOT SUCCEED OR IF OUR SERVICE OR CONSULTING AGREEMENTS WITH THEM ARE TERMINATED.

We receive fees for services we provide for orthodontic practices under service and consulting agreements. These fees under the service or consulting agreements are generally tied to the financial performance of our affiliated orthodontists, so our success depends on the success of our affiliated orthodontists. Changes in the healthcare industry, such as the growth of managed care organizations and provider networks, may result in lower compensation for the services of our affiliated orthodontists. Our service agreements and some of our consulting agreements with affiliated orthodontists have terms ranging from 20 to 40 years, with most ranging from 20 to 25 years. Affiliated orthodontists may terminate those agreements for "cause," which generally includes our



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

material breach of the agreement. In some cases, an affiliated orthodontist may terminate his or her agreement without cause after a specified period of time, subject to substitution of another affiliated orthodontist and an obligation not to compete within a specified area. The loss of a substantial number of our agreements with affiliated orthodontists or a material loss of revenue by our affiliated orthodontists, for whatever reason, could materially and adversely affect our financial condition and results of operations.

OTHER ORTHODONTISTS AND DENTISTS COMPETE WITH OUR AFFILIATED ORTHODONTISTS, AND OTHER COMPANIES COMPETE WITH US.

Orthodontics is a highly competitive business in each market in which our affiliated orthodontists operate. Our affiliated orthodontists face competition from other orthodontists and general dentists in the communities they serve. Many of these competing orthodontists and general dentists have more established practices. Providing business services to orthodontic practices is also a competitive business. We compete with other companies with strategies similar to ours in providing business services to orthodontic practices. Competitors with greater access to financial resources may enter our markets and compete with us. We may not be able to compete successfully with existing or new competitors. Also, additional competition may make it more difficult for us to affiliate with additional orthodontists on terms that are favorable to us. Any of these factors could cause us to become less profitable.

OUR FINANCIAL RESULTS MAY SUFFER IF WE HAVE TO WRITE OFF INTANGIBLE ASSETS.

In connection with our affiliations with existing orthodontic practices, we recorded intangible assets, net of accumulated amortization, of about $198.6 million on our balance sheet as of March 31, 2001. We may not realize the value of these intangible assets. We expect to engage in additional transactions that will result in our recognition of additional intangible assets and amortization expense. Part of the amortization generated by these intangible assets is not deductible for tax purposes. We evaluate on a regular basis whether events and circumstances have occurred that indicate that all or a portion of the carrying amount of these intangible assets may no longer be recoverable, and is therefore impaired. Under current accounting rules, any future determination that impairment has occurred would require us to write off the impaired portion of unamortized intangible assets, resulting in a charge to our earnings. Such a write-off could have a material adverse effect on our financial condition and results of operations.

CHANGES IN ACCOUNTING PRINCIPLES MAY AFFECT OUR REPORTED OPERATING RESULTS AND STOCK PRICE.

As a public company with securities registered under the Securities Exchange Act of 1934, we prepare our financial statements in accordance with generally accepted accounting principles. SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," which summarizes the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements, became effective in the fourth quarter of 2000 for companies, such as us, with fiscal years ending on December 31. We have modified our revenue recognition policies to conform with the guidance in Staff Accounting Bulletin No. 101, which resulted in a cumulative charge to our earnings in 2000 to reflect the change in accounting principle effective January 1, 2000. This change may make it more difficult for investors to compare our historical operating results against our future operating results. In addition, any further changes to generally accepted accounting principles or additional SEC statements or guidance on accounting policies may require us to further change our accounting practices and policies. These uncertainties may cause our stock price to decline or result in additional adjustments to our financial results.



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

OUR INFORMATION SYSTEMS ARE CRITICAL TO OUR BUSINESS, AND A FAILURE OF THOSE SYSTEMS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

Our business and success depends, in part, upon our ability to store, retrieve, process and manage a significant amount of information, and to provide our affiliated orthodontists with efficient and effective inventory, accounting and scheduling systems. If our information systems fail to perform as expected, of if we suffer an interruption, malfunction or loss of information processing capabilities, it could have a material adverse effect on our business, results of operations, relationships with our affiliated orthodontists and ability to affiliate with additional orthodontists.

OUR INTERNATIONAL ACTIVITIES EXPOSE US TO OPERATIONAL CHALLENGES THAT WE MIGHT NOT OTHERWISE FACE.

We currently operate in Japan, Mexico and Spain, and may expand into additional countries. As we increase our international activities, we will have to confront and manage a number of risks and expenses that we would not otherwise face if we conducted our operations solely in the United States, which could have a material negative effect on our operating results. These risks and expenses include:

         o Difficulties in staffing and managing foreign offices as a result of, among other things, language and cultural differences;

         o        Foreign currency exchange rate fluctuations;

         o Protectionist laws and business practices that favor local companies;

         o Political and economic instability in some international markets;

         o Multiple, conflicting and changing government laws and regulations;

         o        Trade barriers;

         o Reduced protection for intellectual property rights in some countries; and

         o        Potentially adverse tax consequences.

WE DEPEND ON A FEW KEY EMPLOYEES, AND IF WE LOSE THEM OUR BUSINESS COULD SUFFER.

Our success depends upon the continued active participation of our senior management. The loss of the services of any of these officers could have a material adverse effect on our business. Our success also depends on our ability to attract and retain other highly qualified managerial personnel.

OUR FINANCIAL RESULTS MAY BE DAMAGED BY SUCCESSFUL CLAIMS AGAINST OUR AFFILIATED ORTHODONTISTS.

We provide business services to orthodontists who provide orthodontic treatment to the public and are exposed to the risk of professional liability and other claims. Those claims, if successful, could result in substantial damage awards. Those awards might exceed the limits of any applicable insurance coverage. Insurance against losses of this type can be expensive. Insurance rates vary from state to state. We do not control the practice of orthodontics by our affiliated orthodontists or their compliance with the legal and other requirements applicable to orthodontists and their practices. A successful malpractice claim against us or an affiliated orthodontist could have a material adverse effect on our financial position and results of operations.



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

ANTITRUST LAWS COULD LIMIT OUR ABILITY TO OPERATE OR EXPAND.

We are subject to a range of antitrust laws that prohibit anticompetitive conduct, including price fixing, concerted refusals to deal and divisions of markets. These laws may limit our ability to enter into service or consulting agreements with separate orthodontists who compete with one another in the same geographic market.

OUR ANTI-TAKEOVER PROVISIONS MAY DISCOURAGE CHANGE IN OUR CONTROL, EVEN IF IT WOULD BENEFIT OUR STOCKHOLDERS.

Some of the provisions of Delaware law and our certificate of incorporation and bylaws may discourage a change in our control or make it more difficult to achieve, even if a change in control is in our stockholders' best interests. For example, some actions by our Board of Directors require a supermajority vote rather than a simple majority vote. In addition, our certificate of incorporation allows our Board of Directors to determine the preferences and rights of preferred stock which we may issue without any vote or approval of the holders of our common stock. The rights of common stockholders will be subject to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future. Through the issuance of preferred stock with certain powers, the Board of Directors may prevent changes in our management and control. Our Board of Directors is divided into three classes of directors. Directors from each class serve staggered three-year terms, which may limit our stockholders' ability to replace a majority of our directors.

OUR STOCK PRICE MAY FLUCTUATE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES OF OUR COMMON STOCK AT OR ABOVE THE PRICE YOU PAID FOR THEM.

         From time to time, the market price of our common stock may fluctuate significantly in response to a variety of factors, including:

         o        Variations in our financial results;

         o Changes in securities analysts' recommendations about our stock or estimates about our earnings, or our failure to achieve estimated results;

         o        Announcements of material events by us or our competitors;

         o        Regulatory changes;

         o        Developments in the healthcare or business services industry;

         o Changes in general conditions in the economy or financial markets; and

         o        Other reasons unrelated to our financial results or condition.

SALES OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK, OR THE AVAILABILITY OF THOSE SHARES FOR FUTURE SALE, COULD ADVERSELY AFFECT OUR STOCK PRICE AND LIMIT OUR ABILITY TO RAISE CAPITAL.

         As of March 31, 2001, we had outstanding about 49.2 million shares of our common stock. In addition, up to 6,000,000 shares of our common stock may be issued under our three stock option plans. As of March 31, 2001, 4,009,329 shares of our common stock were issuable upon the exercise of stock options which were outstanding but not exercisable, and 1,043,609 shares of our common stock were issuable upon the exercise of stock options which were outstanding and exercisable. We have registration statements on file with the SEC registering shares of our common stock issuable under our stock option plans. We also intend to issue shares of our common stock from time to time in connection with the development and affiliation of new orthodontic centers. These shares may be issued under a shelf registration statement on file with the SEC or in transactions exempt from registration. The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market after this offering or the perception that substantial sales could occur. These sales also may make it more difficult for us to sell common stock in the future.

                         ORTHODONTIC CENTERS OF AMERICA

OVERVIEW

         We are the leading provider of integrated business services to orthodontists. Since 1985, we have executed a retail-oriented approach to developing orthodontic practices, which we believe has resulted in significant increases in productivity and profitability for its affiliated orthodontists. As of March 31, 2001, we were affiliated with over 400 orthodontists practicing in over 600 orthodontic centers located throughout the United States and parts of Japan, Mexico, Spain and Puerto Rico. During 2000, our affiliated orthodontists initiated treatment of about 161,000 patients, representing initial new patient contract balances of $494.1 million for 2000. As of March 31, 2001, our affiliated orthodontists were treating a total of over 350,000 patients.

OUR BUSINESS

         We provide our affiliated orthodontists with business, operational and marketing expertise that enables them to realize significantly greater productivity, practice revenue and patient volume, while maintaining high quality orthodontic care. Our services include:

         o Developing and implementing aggressive marketing plans for our affiliated orthodontists, using television, radio and print advertising and internal marketing programs to increase patient volume;

         o Implementing our proprietary operating systems and innovative office designs to increase productivity;

         o Integrating our proprietary, user-friendly management information systems to provide timely information and to enhance operational and accounting controls; and

         o Combining our proprietary online ordering system and its bulk purchasing power to reduce supply costs.

OUR OPERATING STRATEGY

         We believe that we add value to our affiliated orthodontists' practices by providing superior and innovative services that are designed to enhance productivity and increase profitability. Key elements of our operating strategy include:

         o        Emphasizing high quality patient care;

         o Stimulating demand for orthodontic services through marketing and advertising;

         o Increasing market penetration with competitive patient fees and convenient payment plans;

         o Achieving operating efficiencies through proprietary operating systems and innovative office designs; and

         o Providing superior service through management information systems.

OUR GROWTH STRATEGY

         Our growth strategy focuses on enabling our affiliated orthodontists to grow their practices and enhance their productivity, and on affiliating with additional orthodontists in the United States and abroad. Key elements of our growth strategy include:

         o Enhancing the productivity and increasing the profitability of existing centers through increased patient treatment intervals, the use of general dentists as assistants, internal marketing and other programs;

         o Affiliating with additional orthodontists and orthodontic centers;

         o Establishing brand identity for the "Orthodontic Centers of America" network of affiliated orthodontists, 1-800-4BRACES toll-free telephone number and www.4braces.com Internet website;

         o Continuing to expand in Japan, Mexico, Spain and other international markets; and

         o Capitalizing on complementary products and services, such as teeth whitening and non-braces treatment for adults.

OUR AFFILIATED ORTHODONTIC PRACTICES

         We believe that our retail-oriented approach to developing orthodontic practices has resulted in significant increases in productivity and profitability for our affiliated orthodontists. Our affiliated orthodontists have experienced significantly greater operating results than traditional orthodontists, including significantly greater patient volume, productivity and patient revenue, as reflected in the following table:


                                                        OCA AFFILIATED               TRADITIONAL
                                                       ORTHODONTISTS (1)          ORTHODONTISTS (2)
                                                       -----------------          -----------------
                                                           (AVERAGE AMOUNTS PER ORTHODONTIST)
Annual advertising expenditures .............           $        66,439           $         4,400
Treatment fees per patient:
   Down payment per patient (3) .............           $             0           $           976
   Total fees per patient (3)(4) ............           $         3,270           $         3,904
New case starts per year (5) ................                       538                       200
Patients treated per operating day (5) ......                        78                        45
Patient fees per operating day (5) ..........           $         6,000           $         3,000

----------
(1)  Information for OCA affiliated orthodontists is for 2000.

(2) Information for traditional orthodontists is for 1998, and is derived from the 1999 Journal of Clinical Orthodontists Orthodontic Practice Study, a biennial study of the U.S. orthodontic industry. Information for 1999 and 2000 has not been published.

(3)  For traditional orthodontists, this amount represents a weighted average.

(4) For OCA affiliated orthodontists, this amount represents the standard fee for a term of treatment that averages 26 months.

(5) For OCA affiliated orthodontists, this amount is based upon orthodontists who had been affiliated with us for at least 12 months as of January 1, 2000.

         We develop and implement marketing and advertising plans for our affiliated orthodontists, using television, radio and print advertising and internal marketing promotions. During 2000, we spent an average of $66,439 per affiliated orthodontist on direct marketing costs and advertising. In contrast, traditional orthodontists, who rely primarily on referrals from dentists and patients, spent an average of $4,400 on marketing and advertising in 1998.

         We believe that our marketing and advertising strategy has allowed our affiliated orthodontists to generate significantly greater patient volume than traditional orthodontists. Each of our affiliated orthodontists who had been affiliated with us and our subsidiaries for at least one year generated an average of 538 new case starts during 2000, as compared to the 1998 national average of 200 new case starts per orthodontist. During 2000, our affiliated orthodontists generated a total of about 160,639 new case starts, representing initial new patient contract balances of $494.1 million for 2000, an increase of 33.9% from $369.1 million for 1999.

         Our operating systems and office designs, along with the efficient use of an average of five orthodontic assistants per orthodontic center, have enabled our affiliated orthodontists to treat more patients per day as compared to traditional orthodontists. Our innovative office designs permit an affiliated orthodontist to treat patients without moving from room to room. Our proprietary patient scheduling system groups appointments by the type of procedure and dedicates certain days exclusively to new patients. During 2000, our affiliated orthodontists who practiced in orthodontic centers open throughout 1999 and 2000 treated an average of 78 patients per operating day, as compared to an average of 45 patients per operating day treated during 1998 by orthodontists in the United States generally.

         Orthodontists who had been affiliated with us for at least three years earned pre-tax practice income of about $420,000 during 2000, which was 40.0% higher than the average pre-tax practice income of $300,000 reported in the 1999 Journal of Clinical Orthodontists Orthodontic Practice Study as earned by orthodontists in the United States during 1998.

         The following table provides information about the growth in the number of our affiliated orthodontic centers during the periods shown:


                                                                                                                         THREE
                                                                           YEAR ENDED DECEMBER 31,                    MONTHS ENDED
                                                         --------------------------------------------------------      MARCH 31,
                                                         1996         1997          1998         1999        2000         2001
                                                         ----         ----          ----         ----        ----         ----
Number of centers at beginning of period ........         145          247          360          469          537         592
Number of centers developed during period .......          53           58           54           36           18           9
Number of centers acquired during period ........          68           78           66           32           45           3
Number of centers consolidated during period ....         (19)         (23)         (11)          --           (8)         (1)
                                                          ---          ---          ---          ---          ---         ---
Number of centers at end of period ..............         247          360          469          537          592         603
                                                          ===          ===          ===          ===          ===         ===

         Of our 603 affiliated orthodontic centers at March 31, 2001, 315 were developed by us, 364 were existing orthodontic practices the assets of which we acquired and 76 were consolidated into another affiliated orthodontic center. We expect that future growth in the number of our affiliated orthodontic centers will come from both developing orthodontic centers with existing and newly recruited orthodontists affiliated with us and acquiring the assets of, and entering into service and consulting agreements with, existing orthodontic practices.

                        PROPOSED MERGER WITH ORTHALLIANCE

         We are a party with OrthAlliance, Inc. to an Agreement and Plan of Merger, dated May 16, 2001 (the "Merger Agreement"), which provides for the merger of one of our wholly-owned subsidiaries with and into OrthAlliance, with OrthAlliance becoming our wholly-owned subsidiary (the "Merger"). Completion of this proposed Merger is subject to a number of conditions, including approval of the Merger Agreement by OrthAlliance stockholders.

         If the Merger is completed, OrthAlliance stockholders will receive a fixed number of shares of our common stock for each share of OrthAlliance Class A and Class B common stock they own, except for holders of OrthAlliance Class B common stock who properly exercise their appraisal rights under Delaware law, with cash to be paid instead of any fractional shares of our common stock. The amount of the exchange ratio will depend upon how many of 184 designated orthodontists and pediatric dentists who are owners/employees of professional entities that are parties to OrthAlliance service, management service or consulting agreements, enter into, along with their professional entity, amendments to their respective employment agreements and OrthAlliance service, management service or consulting agreements prior to the Merger, as provided in
Section 2.4 of the Merger Agreement.

         Our obligation to complete the Merger is also conditioned upon, among other things, at least 56 of those 184 designated orthodontists and pediatric dentists who are owners/employees of professional entities that are parties to service or consulting agreements with OrthAlliance, and a number of those orthodontists and pediatric dentists representing at least 30% of OrthAlliance's service fees during the 12 months ended March 31, 2001, executing, along with their professional entity, those amendments to their respective employment agreements and OrthAlliance service, management service or consulting agreements prior to the Merger.

         Additional information about this proposed Merger may be obtained from a registration statement on Form S-4, and a related prospectus/proxy statement, that we have filed with the Securities and Exchange Commission in connection with the proposed Merger.

            INCENTIVE PROGRAMS FOR ORTHALLIANCE ALLIED PRACTITIONERS

OVERVIEW

         In connection with the proposed Merger, we have implemented the following six programs under which we may offer shares of our common stock to certain orthodontists and pediatric dentists who are owners and employees ("OrthAlliance Affiliated Practitioners") of professional entities that are parties to service, management service, consulting or similar long-term agreements ("OrthAlliance Service or Consulting Agreements") with OrthAlliance and its subsidiaries:

         o        Stock Pool Program;

         o        Target Stock Program;

         o        OrthAlliance Stockholder Bonus Program;

         o        High Participation Bonus Program;

         o        Conversion Incentive Program; and

         o        Doctors Trust Program.

         The Stock Pool Program, Target Stock Program, OrthAlliance Stockholder Bonus Program and High Participation Bonus Program provide incentives to OrthAlliance Affiliated Practitioners who, along with their respective professional entities, either:

         o Amend their respective employment agreement and OrthAlliance Service or Consulting Agreement as contemplated by Sections
                  2.4 and 7.2(e) of the Merger Agreement (the "Amendments"), or

         o Enter into our form of business services agreement (the "OCA Business Services Agreement") with us or OrthAlliance in replacement of their existing OrthAlliance Service or Consulting Agreement effective as of the proposed Merger with OrthAlliance.

         The Conversion Incentive Program and Doctors Trust Program provide incentives only to those OrthAlliance Affiliated Practitioners who, along with their respective professional entities, enter into an OCA Business Services Agreement effective as of the completion of the proposed Merger.

         Each of these programs would be conditioned upon, and subject to, completion of the proposed Merger, execution of a participation agreement and compliance with federal and state securities laws.

         These programs will be administered by a committee consisting of officers of OCA. The committee is authorized to interpret provisions of the programs and make determinations it deems advisable for the administration of the programs. Any decision made, or action taken, by the committee to administer the programs will be final and conclusive.

         We may amend or terminate each of these programs at any time; however, an amendment that would have a material adverse effect on a participant's rights under an outstanding award under a program would require the participant's consent.

         In the amendment to their respective employment agreement, the OrthAlliance Affiliated Practitioner, and his or her professional entity, would agree to include OrthAlliance as a third party beneficiary and continue his or her employment as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the Merger. In the amendment to their respective OrthAlliance Service or Consulting Agreement, the OrthAlliance Affiliated Practitioner, and his or her professional entity, would agree to use our proprietary computer software and business systems in connection with the business functions of their practice, maintain the current status of the advertisement or non-advertisement, as the case may be, of their practice to the general public, unless we otherwise agree, and continue the orthodontist's or pediatric dentist's employment as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the Merger. These Amendments would be conditioned upon completion of the Merger. If the Merger Agreement is terminated, other than due to completion of the Merger, the Amendments would also terminate.

         The OCA Business Services Agreements would be based on our form of business services agreement, including provisions regarding services to be provided, service fees, termination and restrictive covenants. These OCA Business Services Agreements would become effective upon completion of the Merger. If the Merger Agreement is terminated, other than due to completion of the Merger, these OCA Business Services Agreements would also terminate.

INCENTIVES FOR AMENDING EXISTING EMPLOYMENT AGREEMENT AND ORTHALLIANCE AGREEMENT, OR ENTERING INTO NEW OCA AGREEMENT

         We may offer shares of our common stock to OrthAlliance Affiliated Practitioners as an incentive for these individuals and their professional entities to enter into the Amendments or an OCA Business Services Agreement prior to the Merger. These shares may be issued to eligible OrthAlliance Affiliated Practitioners generally on the following terms under our:

         o        Stock Pool Program;

         o        Target Stock Program;

         o        OrthAlliance Stockholder Bonus Program; and

         o        High Participation Bonus Program.

STOCK POOL PROGRAM

         Under our Stock Pool Program, we may grant shares of our common stock to eligible OrthAlliance Affiliated Practitioners who, along with their professional entity, enter into the Amendments or an OCA Business Services Agreement by the earlier to occur of September 30, 2001 or the effective time of the Merger, as follows:

         ANNUAL SERVICE FEE/TENURE BASED AMOUNT. Shares in an amount equal to the greater of 500 or:

                  (a) ANNUAL SERVICE FEE BASED AMOUNT. 30 shares for each $10,000 of service, consulting or management fees (excluding any center or other expense reimbursement) paid by the OrthAlliance Affiliated Practitioner or his or her professional entity to OrthAlliance or its subsidiaries during and with respect to the period from April 1, 2000 through March 31, 2001 (with certain adjustments and annualization as described in
                           Section 2.4 of the Merger Agreement), rounded to the nearest whole number,

                           PLUS

                  (b) TENURE BASED AMOUNT. 10 shares for each whole calendar month elapsed during the term of their OrthAlliance Service or Consulting Agreement as of the closing date of the Merger but no later than December 31, 2001.

         TIMING BASED AMOUNT. An additional number of shares for the first 180 OrthAlliance Affiliated Practitioners who enter into the Amendments or an OCA Business Services Agreement, within specified time limits as described below. For those OrthAlliance Affiliated Practitioners who do so:

                  >> By June 22, 2001:

                           (i)      900 shares,

                                    PLUS

                           (ii) 200 shares for each additional 20 of those OrthAlliance Affiliated Practitioners who do so from June 23 - July 27, 2001;

                  >> June 23 - 29, 2001:

                           (i)      700 shares,

                                    PLUS

                           (ii) 200 shares for each additional 20 of those OrthAlliance Affiliated Practitioners who do so from June 30 - July 27, 2001;

                           EXCEPT, FOR

                           OrthAlliance Affiliated Practitioners who were issued shares of OrthAlliance common stock in connection with entering into their OrthAlliance Service or Consulting Agreement or their sale of assets or capital stock to OrthAlliance, who would instead be granted:

                           (i)      900 shares,

                                    PLUS

                           (ii) 200 shares for each additional 20 of those OrthAlliance Affiliated Practitioners who do so from June 30 - July 27, 2001;

                  >> June 30 - July 6, 2001:

                           (i)      600 shares,

                                    PLUS

                           (ii) 200 shares for each additional 20 of those OrthAlliance Affiliated Practitioners who do so from July 7 - 27, 2001;

                  >> July 7 - 13, 2001:

                           (i)      500 shares,

                                    PLUS

                           (ii) 200 shares for each additional 20 of those OrthAlliance Affiliated Practitioners who do so from July 14 - 27, 2001;

                  >> July 14 - 20, 2001:

                           (i)      400 shares,

                                    PLUS

                           (ii) 200 shares for each additional 20 of those OrthAlliance Affiliated Practitioners who do so from July 21 - 27, 2001; and

                  >> July 21 - 27, 2001:

                           (i)      300 shares.

         CLINICAL ADVISORY COMMITTEE MEMBERS. In addition, each of the 12 OrthAlliance Affiliated Practitioners who are selected by us and OrthAlliance to serve on our Clinical Advisory Committee upon completion of the Merger, and who do serve on that committee, may be granted 2,500 shares of our common stock if, by June 22, 2001, that individual and his or her professional entity enters into the Amendments or an OCA Business Services Agreement.

         DATES SHARES ISSUED; CONDITION TO VESTING. Shares granted under this program would be issuable in three annual installments, with one-third of the shares to be issued following each of the first, second and third anniversaries of the completion of the Merger if the amount of service or consulting fees paid by the OrthAlliance Affiliated Practitioner and his or her professional entity to us or our subsidiary during and for the 12 calendar months prior to that anniversary is at least 90% of the amount of service or consulting fees they paid to OrthAlliance or its subsidiary during and for the 12 calendar months immediately preceding the completion of the Merger. However, if that 90% minimum target is not achieved in a particular 12 calendar month period, but is achieved during one of the subsequent 12 calendar month periods prior to the third anniversary of the Merger, then the installment of shares would be issuable at that time.

         PRACTICES WITH MULTI-OWNERS. If an OrthAlliance Affiliated Practitioner's professional entity is partially owned by one or more other OrthAlliance Affiliated Practitioners, the number of shares to be granted based on the amount of service or consulting fees paid would be computed on a pro rata basis. In addition, the co-owner OrthAlliance Affiliated Practitioners would have to execute and deliver the Amendments or OCA Business Services Agreement, as applicable, by the earlier to occur of September 30, 2001 or the effective time of the Merger.

         ELIGIBILITY TO PARTICIPATE. To be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, would have to enter into the Amendments or an OCA Business Services Agreement by the earlier to occur of September 30, 2001 or the effective time of the Merger. Participation would also require the execution of a written participation agreement between us and the OrthAlliance Affiliated Practitioner that sets forth, or incorporates by reference, the terms of the program. Participation in and the grant of any shares under this program would also be conditioned upon, and subject to, completion of the Merger.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any pending or threatened litigation against OrthAlliance, OCA or their respective subsidiaries, nor have given notice of termination or intention to terminate their respective OrthAlliance Service or Consulting Agreement, and must be in compliance with their obligation to pay service or consulting fees under their OrthAlliance Service or Consulting Agreement. If such litigation or notice has been commenced, threatened or given, it would need to have been dismissed with prejudice or fully withdrawn in a manner acceptable to us.

TARGET STOCK PROGRAM

         Under our Target Stock Program, we may grant eligible OrthAlliance Affiliated Practitioners shares of our common stock, except as described below, as follows:

         FOR NEW OCA AGREEMENTS. For OrthAlliance Affiliated Practitioners who, along with their respective professional entities, enter into an OCA Business Services Agreement prior to the Merger, which would become effective upon the Merger, we may issue them a number of shares of our common stock equal to:

                  (x)      3,

                           TIMES

                  (y) 70% OF ASSUMED SERVICE FEES IN PRIOR 12 MONTHS. 70% of the amount of service or consulting fees, excluding any center or other expense reimbursement, that would have been payable to us or our subsidiary by the OrthAlliance Affiliated Practitioner or his or her professional entity under the OCA Business Services Agreement during the 12 calendar months immediately preceding the completion of the Merger, assuming that the OCA Business Services Agreement had been in effect during that period and also assuming that the operating margin of the practice during that period was 5% higher than the actual operating margin for that period,

                           DIVIDED BY

                  (z) AVERAGE CLOSING PRICE AT THIRD ANNIVERSARY. The average closing price of our common stock during the 10 trading days immediately preceding the third anniversary of the completion of the Merger,

         IF, during the 12 calendar months immediately preceding the third anniversary of the completion of the Merger, the amount of:

                  (A) Service or consulting fees, excluding any center or other expense reimbursement, paid to us or our subsidiary by the OrthAlliance Affiliated Practitioner or his or her professional entity under the OCA Business Services Agreement, is at least 70% greater than

                  (B) Service or consulting fees, excluding any center or other expense reimbursement, that would have been payable to us or our subsidiary by the OrthAlliance Affiliated Practitioner or his or her professional entity under the OCA Business Services Agreement during the 12 calendar months immediately preceding the completion of the Merger, assuming that the OCA Business Services Agreement had been in effect during that period and also assuming that the operating margin of the practice during that period was 5% higher than the actual operating margin for that period.

         PRO RATA AMOUNT. However, if this 70% target increase in service or consulting fees is not achieved during the 12 calendar months immediately preceding the third anniversary of the completion of the Merger, but the amount of service or consulting fees paid during that period is at least equal to the amount that would have been paid under the OCA Business Services Agreement during the 12 calendar months immediately preceding the completion of the Merger, based on the assumptions described above, then we would grant the OrthAlliance Affiliated Practitioner a pro rata amount of the shares of our common stock that we would have granted if the target amount had been achieved. For example, if the amount of service or consulting fees increased 35% (i.e., one-half of the targeted increase) during that period, then the OrthAlliance Affiliated Practitioner would be granted one-half of the number of shares issuable if the target had been achieved.

         FOR AMENDMENTS. For OrthAlliance Affiliated Practitioners who, along with their respective professional entities, enter into the Amendments prior to completion of the Merger, we may issue them a number of shares of our common stock equal to:

                  (x)      3,

                           TIMES

                  (y) 70% OF SERVICE FEES IN PRIOR 12 MONTHS. 70% of the amount of service, consulting or management fees, excluding any center or other expense reimbursement, paid by the OrthAlliance Affiliated Practitioner or his or her professional entity to OrthAlliance or its subsidiaries during the 12 calendar months prior to completion of the Merger,

                           DIVIDED BY

                  (z) AVERAGE CLOSING PRICE AT THIRD ANNIVERSARY. The average closing price of our common stock during the 10 trading days immediately preceding the third anniversary of the completion of the Merger,


         IF, during and for the 12 calendar months immediately preceding the third anniversary of the completion of the Merger, the amount of:

                  (A) Service or consulting fees, excluding any center or other expense reimbursement, paid to us or our subsidiary by the OrthAlliance Affiliated Practitioner or his or her professional entity under their OrthAlliance Service or Consulting Agreement, is at least 70% greater than,

                  (B) Service or consulting fees, excluding any center or other expense reimbursement, paid to OrthAlliance or its subsidiary by the OrthAlliance Affiliated Practitioner or his or her professional entity under their OrthAlliance Service or Consulting Agreement during the 12 calendar months immediately preceding the completion of the Merger.

         PRO RATA AMOUNT. However, if this 70% target amount of increased service or consulting fees is not achieved during the 12 calendar months immediately preceding the third anniversary of the completion of the Merger, but the amount of service or consulting fees paid during that period is at least equal to the amount paid during the 12 calendar months immediately preceding the completion of the Merger, then we would grant the OrthAlliance Affiliated Practitioner a pro rata amount of the shares of our common stock that we would have granted if the target amount had been achieved. For example, if the amount of service or consulting fees increased 35% (i.e., one-half of the targeted increase) during that period, then the OrthAlliance Affiliated Practitioner may be granted one-half of the number of shares issuable if the target had been achieved.

         WE MAY CHOOSE TO SUBSTITUTE INTEREST BEARING NOTE. We may elect under the Target Stock Program, in our sole discretion, to issue the OrthAlliance Affiliated Practitioner a non-transferable promissory note in lieu of shares of our common stock. The original principal amount of the promissory note would be the amount calculated in determining the amount of shares that would otherwise be issued, but without dividing by the price per share of our common stock. We would pay principal and accrued interest under the promissory note in annual installments over a period of five years. The note would bear interest at the prime rate plus 1.5% per year. Payment of each annual installment of principal and interest under the promissory note would be subject to satisfaction of the same condition described in the following paragraph with respect to issuance of shares of our common stock.

         DATES OF GRANTS; CONDITION TO VESTING. Shares granted under this program would be issuable in four annual installments, with one-fourth of the shares to be issued following each of the fifth, sixth, seventh and eighth anniversaries of the completion of the Merger if the amount of service or consulting fees paid by the OrthAlliance Affiliated Practitioner and his or her professional entity to us or our subsidiary during and for the 12 calendar months prior to that anniversary is at least 90% of the amount of service or consulting fees they paid to OrthAlliance or its subsidiary during and for the 12 calendar months prior to completion of the Merger. However, if that 90% minimum target is not achieved in a particular 12 calendar month period, but is achieved during one of the subsequent 12 calendar month periods prior to the eighth anniversary of the completion of the Merger, then the installment of shares would be issuable at that time.

         PRACTICES WITH MULTI-OWNERS. If an OrthAlliance Affiliated Practitioner's professional entity is partially owned by one or more other OrthAlliance Affiliated Practitioners, these amounts would be computed on a pro rata basis. In addition, the co-owner OrthAlliance Affiliated Practitioners would have to execute and deliver the Amendments or OCA Business Services Agreement, as applicable, prior to completion of the Merger.

         ELIGIBILITY TO PARTICIPATE. To be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, would have to enter into the Amendments or an OCA Business Services Agreement prior to completion of the Merger.

Participation would also require the execution of a written participation agreement between us and the OrthAlliance Affiliated Practitioner that sets forth, or incorporates by reference, the terms of the program. Participation in and the grant of any shares under this program would also be conditioned upon, and subject to, completion of the Merger.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any pending or threatened litigation against OrthAlliance, OCA or their subsidiaries, nor have given notice of termination or intention to terminate their respective OrthAlliance Service or Consulting Agreement, and must be in compliance with their obligation to pay service or consulting fees under their OrthAlliance Service or Consulting Agreement. If such litigation or notice has been commenced, threatened or given, it would need to have been dismissed with prejudice or fully withdrawn in a manner acceptable to us.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any practice improvement performance guarantee agreement with OrthAlliance or its subsidiary.

         DUE DILIGENCE TO DETERMINE OPERATING MARGIN. To permit us to determine the appropriate operating margin for computing the number of shares to be granted under this program with respect to a new OCA Business Services Agreement, the OrthAlliance Affiliated Practitioner would provide us with financial information we reasonably request about his or her practice.

ORTHALLIANCE STOCKHOLDER BONUS PROGRAM

         We have received from OrthAlliance a listing of those OrthAlliance Affiliated Practitioners who received shares of OrthAlliance common stock as 50% or more of the consideration paid in connection with originally entering into their OrthAlliance Service or Consulting Agreement and selling assets or capital stock to OrthAlliance (the "OrthAlliance Stock Recipients").

         Under our OrthAlliance Stockholder Bonus Program, we may grant shares of our common stock to certain eligible OrthAlliance Stock Recipients who, along with their professional entities enter into the Amendments or OCA Business Services Agreements by the earlier to occur of September 30, 2001 or the effective time of the Merger, as follows:

         MINIMUM NUMBER OF ORTHALLIANCE AFFILIATED PRACTITIONERS SIGNING AMENDMENTS OR NEW OCA AGREEMENT. No shares will be issued to anyone under this program unless the following minimum amount of OrthAlliance Affiliated Practitioners, along with their professional entity, enter into the Amendments or an OCA Business Services Agreement by the earlier to occur of September 30, 2001 or the effective time of the Merger:

                  Minimum Number of OrthAlliance Affiliated Practitioners:

                           (a)      At least 120 OrthAlliance Affiliated
                                    Practitioners,

                           AND

                           (b) OrthAlliance Affiliated Practitioners representing at least 65.0% of OrthAlliance's service fees during the 12 months ended March 31, 2001.

         TOTAL NUMBER OF SHARES AVAILABLE FOR GRANT UNDER PROGRAM. The total number of shares of our common stock available for grant under this program varies depending on (a) the number of OrthAlliance Affiliated Practitioners who, along with their professional entities, enter into the Amendments or OCA Business Services Agreements, by the earlier to occur of September 30, 2001 or the effective time of the Merger and (b) the percentage of OrthAlliance's service fees during the 12 months ended March 31, 2001 represented by those OrthAlliance Affiliated Practitioners, as described in the following chart:




                                             ORTHALLIANCE AFFILIATED PRACTITIONERS EXECUTING AMENDMENTS
                                                    OR NEW AGREEMENTS BY THE EARLIER TO OCCUR OF
                                               SEPTEMBER 30, 2001 OR THE EFFECTIVE TIME OF THE MERGER
              TOTAL NUMBER OF       -------------------------------------------------------------------------------
             SHARES AVAILABLE                                                         PERCENTAGE OF ORTHALLIANCE
              UNDER PROGRAM                   NUMBER                               ANNUAL SERVICE FEES REPRESENTED
            --------------------    -------------------------                      --------------------------------
            400,000.............         At least 138 or more          and            At least 75.00% or more
            300,000.............         At least 129 to 137           and            At least 70.00% - 74.99%
            200,000.............         At least 120 to 128           and            At least 65.00% - 69.99%
                  0.............         Less than 120                  or            Less than 65.00%



         ALLOCATION OF AVAILABLE SHARES AMONG PARTICIPATING ORTHALLIANCE STOCK RECIPIENTS. An eligible OrthAlliance Stock Recipient participating in this program would receive a base number of shares of OCA common stock and a pro rata amount of any remaining shares available for grant under the program.

         BASE NUMBER OF SHARES. The base number of shares to be awarded varies depending on (A) the number of OrthAlliance Affiliated Practitioners who, along with their professional entity, enter into the Amendments or OCA Business Services Agreements by the earlier to occur of September 30, 2001 or the effective time of the Merger and (B) the percentage of OrthAlliance's service fees during the 12 months ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement) represented by those OrthAlliance Affiliated Practitioners, as described in the following chart:


                                         ORTHALLIANCE AFFILIATED PRACTITIONERS EXECUTING AMENDMENTS
                                                 OR NEW AGREEMENTS BY THE EARLIER TO OCCUR OF
                  BASE NUMBER OF           SEPTEMBER 30, 2001 OR THE EFFECTIVE TIME OF THE MERGER
                    SHARES PER     --------------------------------------------------------------------------
                  PARTICIPANT IN                                          PERCENTAGE OF ORTHALLIANCE ANNUAL
                     PROGRAM              NUMBER                               SERVICE FEES REPRESENTED
                  --------------   --------------------                   -----------------------------------
                2,000..........    At least 138 or more         and           At least 75.00% or more
                1,500..........    At least 129 to 137          and           At least 70.00% - 74.99%
                1,000..........    At least 120 to 128          and           At least 65.00% - 69.99%
                    0..........    Less than 120                 or           Less than 65.00%

         PRO RATA AMOUNT OF REMAINING SHARES. A pro rata amount of any remaining shares of our common stock available for grant under the program based on the participant's Potential Loss of Stock Consideration, as defined below, in comparison to the total Potential Loss of Stock Consideration for all of the participants in the program.

         "Potential Loss of Stock Consideration" means the result of the following:

                  (i) The number of shares originally issued to the OrthAlliance Stock Recipient in connection with his or her original affiliation with OrthAlliance or its subsidiary, times an assumed stock price per share of $5.30, plus the dollar amount of cash and promissory notes received from OrthAlliance or its subsidiary in that transaction,

                           MINUS

                  (ii) The product of (A) a multiple, determined according to the amount of OrthAlliance Affiliated Practitioners entering into the Amendments or OCA Business Services Agreements by the earlier to occur of September 30, 2001 or the completion of the Merger, as described in the following table, and (B) the amount of service fees paid by the participant to OrthAlliance or its subsidiary during the 12 months ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), excluding any fees paid with respect to any practice acquired under OrthAlliance's "buy a practice" program or otherwise without payment of significant consideration.



                                           ORTHALLIANCE AFFILIATED PRACTITIONERS EXECUTING AMENDMENTS
                                                      OR NEW AGREEMENTS BY THE EARLIER TO OCCUR OF
                MULTIPLE FOR                   SEPTEMBER 30, 2001 OR THE EFFECTIVE TIME OF THE MERGER
              POTENTIAL LOSS IN      -----------------------------------------------------------------------------
                   STOCK                                                         PERCENTAGE OF ORTHALLIANCE ANNUAL
               CONSIDERATION               NUMBER                                     SERVICE FEES REPRESENTED
              -----------------      --------------------                        ---------------------------------
                4.50 x.........      At least 138 or more       and                 At least 75.00% or more
                3.35 x.........      At least 129 to 137        and                 At least 70.00% - 74.99%
                2.75 x.........      At least 120 to 128        and                 At least 65.00% - 69.99%
                   0 x.........      Less than 120               or                 Less than 65.00%

         AT LEAST 50% OF ORIGINAL CONSIDERATION FROM ORTHALLIANCE IN STOCK. To be eligible to participate in this program, at least 50% of the OrthAlliance Stock Recipient's consideration from OrthAlliance or its subsidiary when originally affiliating with OrthAlliance or its subsidiary must have been in the form of shares of OrthAlliance common stock, based on an assumed price per share of $5.30.

         DATES OF GRANTS; CONDITION TO VESTING. Shares granted under this program would be issuable in four annual installments, with one-fourth of the shares to be issued following each of the second, third, fourth and fifth anniversaries of the completion of the Merger if the amount of service or consulting fees paid by the OrthAlliance Affiliated Practitioner and his or her professional entity to us or our subsidiary during and for the 12 calendar months prior to that anniversary is at least 90% of the amount of service or consulting fees they paid to OrthAlliance or its subsidiary during and for the 12 calendar months prior to the completion of the Merger. However, if that 90% minimum target is not achieved in a particular 12 calendar month period, but is achieved during one of the subsequent 12 calendar month periods prior to the fifth anniversary of the completion of the Merger, then the installment of shares would be issuable at that time.

         ELIGIBILITY TO PARTICIPATE. To be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, would have to enter into the Amendments or an OCA Business Services Agreement by the earlier to occur of September 30, 2001 or the completion of the Merger. Participation would also require the execution of a written participation agreement between us and the OrthAlliance Affiliated Practitioner that sets forth, or incorporates by reference, the terms of the program. Participation in and the grant of any shares under this program would also be conditioned upon, and subject to, completion of the Merger.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any pending or threatened litigation against OrthAlliance, OCA or their subsidiaries, nor have given notice of termination or intention to terminate their respective OrthAlliance Service or Consulting Agreement, and must be in compliance with their obligation to pay service or consulting fees under their OrthAlliance Service or Consulting Agreement. If such litigation or notice has been commenced, threatened or given, it would need to have been dismissed with prejudice or fully withdrawn in a manner acceptable to us.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any practice improvement performance guarantee agreement with OrthAlliance or its subsidiary.

         PRACTICES WITH MULTI-OWNERS. If an OrthAlliance Affiliated Practitioner's professional entity is partially owned by one or more other OrthAlliance Affiliated Practitioners, the co-owner OrthAlliance Affiliated Practitioners would have to execute and deliver the Amendments or OCA Business Services Agreement, as applicable, by the earlier to occur of September 30, 2001 or the effective time of the Merger, as applicable.

HIGH PARTICIPATION BONUS PROGRAM

         Under our High Participation Bonus Program, we may grant shares of our common stock to certain eligible OrthAlliance Affiliated Practitioners who, along with their professional entity enter into the Amendments or, as applicable OCA Business Services Agreements by the earlier to occur of September 30, 2001 or the effective time of the Merger, as follows:

         MINIMUM NUMBER OF ORTHALLIANCE AFFILIATED PRACTITIONERS SIGNING AMENDMENTS OR NEW OCA AGREEMENT. No shares will be issued to anyone under this program unless the following minimum amount of OrthAlliance Affiliated Practitioners, along with their professional entities, enter into the Amendments or OCA Business Services Agreements by the earlier to occur of September 30, 2001 or the completion of the Merger:

                  Minimum Number of OrthAlliance Affiliated Practitioners:

                           (1) At least 148 OrthAlliance Affiliated
                               Practitioners,

                               AND

                           (2) OrthAlliance Affiliated Practitioners
                               representing at least 80% of OrthAlliance's service fees during the 12 months ended March 31, 2001.

         AWARD OF SHARES TO PARTICIPATING ORTHALLIANCE STOCK RECIPIENTS. An eligible OrthAlliance Stock Recipient participating in this program would receive a number of shares of OCA common stock that varies depending on (A) the number of OrthAlliance Affiliated Practitioners who, along with their professional entity, enter into the Amendments or an OCA Business Services Agreement by the earlier to occur of September 30, 2001 or the effective time of the Merger, and (B) the percentage of OrthAlliance's service fees during the 12 months ended March 31, 2001 represented by those OrthAlliance Affiliated Practitioners (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), as described in the following chart:


                                       ORTHALLIANCE AFFILIATED PRACTITIONERS EXECUTING AMENDMENTS
                                            BY THE EARLIER TO OCCUR OF SEPTEMBER 30, 2001 OR
                                                   THE EFFECTIVE TIME OF THE MERGER
            NUMBER OF SHARES       ------------------------------------------------------------------------
            PER PARTICIPANT IN                                            PERCENTAGE OF ORTHALLIANCE ANNUAL
                 PROGRAM                 NUMBER                                SERVICE FEES REPRESENTED
            ------------------     --------------------                   ---------------------------------
               1,000...........    At least 157 or more         and           At least 85.00% or more
                 500...........    At least 148 to 156          and           At least 80.00% - 84.99%
                   0...........    Less than 148                or            Less than 80.00%

         DATES OF GRANTS; CONDITION TO VESTING. Shares granted under this program would be issuable in four annual installments, with one-fourth of the shares to be issued following each of the second, third, fourth and fifth anniversaries of the completion of the Merger if the amount of service or consulting fees paid by the OrthAlliance Affiliated Practitioner and his or her professional entity to us or our subsidiary during and for the 12 calendar months prior to that anniversary is at least 90% of the amount of service or consulting fees they paid to OrthAlliance or its subsidiary during and for the 12 calendar months prior to the completion of the Merger. However, if that 90% minimum target is not achieved in a particular 12 calendar month period, but is achieved during one of the subsequent 12 calendar month periods prior to the fifth anniversary of the completion of the Merger, then the installment of shares would be issuable at that time.

         ELIGIBILITY TO PARTICIPATE. To be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, would have to enter into the Amendments or an OCA Business Services Agreement by the earlier to occur of September 30, 2001 or the effective time of the Merger. Participation would also require the execution of a written participation agreement between OCA and the OrthAlliance Affiliated Practitioner that sets forth, or incorporates by reference, the terms of the program. Participation in and the grant of any shares under this program would also be conditioned upon, and subject to, completion of the Merger.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any pending or threatened litigation against OrthAlliance, OCA or their subsidiaries, nor have given notice of termination or intention to terminate their respective OrthAlliance Service or Consulting Agreement, and must be in compliance with their obligation to pay service or consulting fees under their OrthAlliance Service or Consulting Agreement. If such litigation or notice has been commenced, threatened or given, it would need to have been dismissed with prejudice or fully withdrawn in a manner acceptable to us.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any practice improvement performance guarantee agreement with OrthAlliance or its subsidiary.

         PRACTICES WITH MULTI-OWNERS. If an OrthAlliance Affiliated Practitioner's professional entity is partially owned by one or more other OrthAlliance Affiliated Practitioners, the co-owner OrthAlliance Affiliated Practitioners would have to execute and deliver the Amendments or OCA Business Services Agreement, as applicable, by the earlier to occur of September 30, 2001 or the effective time of the Merger.

ADDITIONAL INCENTIVES FOR ENTERING INTO NEW OCA AGREEMENT

         In addition to the four programs described above, we may offer additional shares of our common stock to OrthAlliance Affiliated Practitioners as an incentive for these individuals and their professional entities to enter into an OCA Business Services Agreement prior to completion of the Merger, in replacement of their existing OrthAlliance Service or Consulting Agreement effective as of the Merger. These shares may be issued to eligible OrthAlliance Affiliated Practitioners generally on the following terms under our:

         o  Conversion Incentive Program; and

         o  Doctors Trust Program.

CONVERSION INCENTIVE PROGRAM

         Under our Conversion Incentive Program, we may grant shares of our common stock to eligible OrthAlliance Affiliated Practitioners who, along with their professional entities, enter into OCA Business Services Agreements by the earlier to occur of September 30, 2001 or the effective time of the Merger, in an amount equal to:

                  (a)      4,

                           TIMES

                  (b)      The amount by which:

                           (i) FEES UNDER OCA AGREEMENT. Service or consulting fees, excluding any center or other expense reimbursement, that would have been payable to us or our subsidiary by the OrthAlliance Affiliated Practitioner or his or her professional entity under the OCA Business Services Agreement during the 12 calendar months immediately preceding the completion of the Merger, assuming that the OCA Business Services Agreement had been in effect during that period and also assuming that the operating margin of the practice during that period was 5% higher than the actual operating margin for that period,

                                    EXCEEDS

                           (ii) FEES UNDER EXISTING AGREEMENT. Service, consulting or management fees, excluding any center or other expense reimbursement, paid to OrthAlliance or its subsidiaries by the OrthAlliance Affiliated Practitioner or his or her professional entity during the 12 calendar months immediately preceding the completion of the Merger under their existing OrthAlliance Service or Consulting Agreement,

                  DIVIDED BY

                  (c) AVERAGE CLOSING PRICE AT MERGER. The average closing price of our common stock during the 10 trading days prior to completion of the Merger.

         DATES OF GRANTS; CONDITION TO VESTING. Shares granted under this program would be issuable in four annual installments, with one-fourth of the shares to be issued following each of the second, third, fourth and fifth anniversaries of the completion of the Merger if the amount of service or consulting fees paid by the OrthAlliance Affiliated Practitioner and his or her professional entity to us or our subsidiary during and for the 12 calendar months prior to that anniversary is at least 90% of the amount of service or consulting fees they paid to OrthAlliance or its subsidiary during and for the 12 calendar months prior to the completion of the Merger. However, if that 90% minimum target is not achieved in a particular 12 calendar month period, but is achieved during one of the subsequent 12 calendar month periods prior to the fifth anniversary of the completion of the Merger, then the installment of shares would be issuable at that time.

         ELIGIBILITY TO PARTICIPATE. To be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, would have to, by the earlier to occur of September 30, 2001 or the effective time of the Merger, enter into an OCA Business Services Agreement in replacement of their existing OrthAlliance Service or Consulting Agreement effective as of the completion of the Merger. Participation would also require the execution of a written participation agreement between us and the OrthAlliance Affiliated Practitioner that sets forth, or incorporates by reference, the terms of the program. Participation in and the grant of any shares under this program would also be conditioned upon, and subject to, completion of the Merger.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any pending or threatened litigation against OrthAlliance, OCA or their subsidiaries, nor have given notice of termination or intention to terminate their respective OrthAlliance Service or Consulting Agreement, and must be in compliance with their obligation to pay service or consulting fees under their OrthAlliance Service or Consulting Agreement. If such litigation or notice has been commenced, threatened or given, it would need to have been dismissed with prejudice or fully withdrawn in a manner acceptable to us.

         DUE DILIGENCE TO DETERMINE OPERATING MARGIN. To permit us to determine the appropriate operating margin for computing the number of shares to be granted under this program, the OrthAlliance Affiliated Practitioner would provide us with financial information we reasonably request about the practice.

         PRACTICES WITH MULTI-OWNERS. If an OrthAlliance Affiliated Practitioner's professional entity is partially owned by one or more other OrthAlliance Affiliated Practitioners, these amounts would be computed on a pro rata basis. In addition, the co-owner OrthAlliance Affiliated Practitioners would have to execute and deliver the new OCA Business Services Agreement by the earlier to occur of September 30, 2001 or the effective time of the Merger.

DOCTORS TRUST PROGRAM

         Under our Doctors Trust Program, for eligible OrthAlliance Affiliated Practitioners who enter into an OCA Business Services Agreement prior to effective time of the Merger:

         TWO YEAR OPTION TO PURCHASE SHARES. At anytime during the two years immediately following the completion of the Merger, the OrthAlliance Affiliated Practitioner could elect, by giving us written notice, to purchase a number of shares of our common stock equal to (1) $60,000, divided by (2) the average closing sales price per share of our common stock reported for the 10 trading days immediately prior to completion of the Merger.

         INSTALLMENT PAYMENTS OF PURCHASE PRICE. The purchase price of the shares would equal $40,000 and would be payable by the OrthAlliance Affiliated Practitioner in 40 equal quarterly installments of $1,000 each over a period of 10 years, beginning on the second anniversary of the completion of the Merger.

         RESTRICTIONS ON TRANSFER. These shares would be subject to contractual restrictions on transfer. No shares could be sold or transferred prior to the eleventh anniversary of the completion of the Merger. Beginning on that eleventh anniversary, one-seventh of the shares would become eligible for sale or transfer during each of the following seven years.

         FORFEITURE OF SHARES. Shares that are not then granted or eligible for sale or transfer would be forfeited if the:

         o OrthAlliance Affiliated Practitioner ceases to be employed full-time as an orthodontist or pediatric dentist, as applicable, in his or her respective practice prior to the tenth anniversary of the completion of the Merger, or

         o OrthAlliance Affiliated Practitioner ceases to own an equity interest in the professional entity that is a party to his or her OCA Business Services Agreement prior to the tenth anniversary of the completion of the Merger, or

         o OrthAlliance Affiliated Practitioner and his or her professional entity's OCA Business Services Agreement terminates, or

         o OrthAlliance Affiliated Practitioner or his or her professional entity fails to utilize our proprietary computer software and business systems in connection with the business functions of their practice, or

         o OrthAlliance Affiliated Practitioner or his or her professional entity fails to comply with our policies, procedures and systems, including a productive working relationship with our corporate office staff and other orthodontists and dental professionals who are affiliated with us, fails to fulfill his or her financial obligations to us or our subsidiaries, or breaches his or her OCA Business Services Agreement.

         NO RETURN OF PURCHASE PRICE. If shares acquired under this program are forfeited, any purchase price previously paid would not be returned, but further obligations to pay the quarterly installments would be canceled.

         DEATH OR DISABILITY. If the OrthAlliance Affiliated Practitioner dies or becomes permanently disabled, and ceases to practice orthodontics or pediatric dentistry, as applicable, a proportionate number of shares for which quarterly installments of purchase price had then been paid (that is, one-fortieth of the number of shares for each quarterly installment of purchase price that had been paid) would not be forfeited due to those events, and one-seventh of that proportionate amount would become eligible for sale or transfer during each of the following seven years.

         TRANSFER OF PRACTICE AFTER 10 YEARS. If the OrthAlliance Affiliated Practitioner remains employed full-time as an orthodontist or pediatric dentist, as applicable, in his or her respective practice, owns an equity interest in the professional entity that is a party to the OCA Business Services Agreement, remains a party to an OCA Business Services Agreement and otherwise complies with the terms and conditions of this program through the tenth anniversary of the completion of the Merger, then the OrthAlliance Affiliated Practitioner could thereafter transfer his or her practice to another orthodontist or pediatric dentist, as applicable, acceptable to us who assumes all of the OrthAlliance Affiliated Practitioner's obligations under the OCA Business Services Agreement and, subject to continued compliance with his or her covenant not to compete, a proportionate number of shares for which quarterly installments of the purchase price had then been paid would not be forfeited due to those events, and one-seventh of that proportionate amount would become eligible for sale or transfer during each of the following seven years.

         ELIGIBILITY TO PARTICIPATE. To be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, would have to, prior to the Merger, enter into an OCA Business Services Agreement in replacement of their existing OrthAlliance Service or Consulting Agreement, effective as of the completion of the Merger. Participation would also require the execution of a written participation agreement between us and the OrthAlliance Affiliated Practitioner that sets forth, or incorporates by reference, the terms of the program. Participation in and purchase of shares under this program would also be conditioned upon, and subject to, completion of the Merger.

         In addition, to be eligible to participate in this program, an OrthAlliance Affiliated Practitioner, along with his or her professional entity, may not be a party to any pending or threatened litigation against or involving OrthAlliance, OCA or their subsidiaries, nor have given notice of termination or intention to terminate their respective OrthAlliance Service or Consulting Agreement, and must be in compliance with their obligation to pay service or consulting fees under their OrthAlliance Service or Consulting Agreement. If such litigation or notice has been commenced, threatened or given, it would need to have been dismissed with prejudice or fully withdrawn in a manner acceptable to us.

         PRACTICES WITH MULTI-OWNERS. If an OrthAlliance Affiliated Practitioner's professional entity is partially owned by one or more other OrthAlliance Affiliated Practitioners, the co-owner OrthAlliance Affiliated Practitioners would have to execute and deliver the new OCA Business Services Agreement prior to the Merger.

         ISSUANCE TO PROFESSIONAL CORPORATION. Shares of our common stock issued under this program may be issued to the participant's professional corporation or other entity, rather than to the individual participant. If the professional corporation is conveyed to a successor practitioner in accordance with the applicable OCA Business Services Agreement, the shares of our common stock would not be forfeited due to that event, but rather would continue as an asset of the professional corporation under the ownership of the successor practitioner. For purposes of the minimum number of years of full-time employment and ownership of the professional corporation required under this program, the successor would be credited with those of the original owner of the professional corporation.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material anticipated U.S. federal income tax consequences of the issuance of shares of our common stock under our Stock Pool Program, Target Stock Program, OrthAlliance Stockholder Bonus Program, High Participation Bonus Program, Conversion Incentive Program and Doctors Trust Program to OrthAlliance Affiliated Practitioners who participate in these programs. The summary is based on the Internal Revenue Code, applicable Treasury regulations, and administrative rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect.

         This discussion of material U.S. federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of these programs. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of these programs. ACCORDINGLY, WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THESE PROGRAMS TO YOU, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF POTENTIAL CHANGES TO APPLICABLE TAX LAW.

STOCK POOL PROGRAM, TARGET STOCK PROGRAM, ORTHALLIANCE STOCKHOLDER BONUS PROGRAM, HIGH PARTICIPATION BONUS PROGRAM AND CONVERSION INCENTIVE PROGRAM

         Shares of our common stock offered under the Stock Pool Program, the Target Stock Program, the OrthAlliance Stockholder Bonus Program, the High Participation Bonus Program and the Conversion Incentive Program will not be subject to any contractual restrictions on transfer after they are issued to the applicable OrthAlliance Affiliated Practitioner. Accordingly, an OrthAlliance Affiliated Practitioner who receives shares of our common stock under these programs would recognize ordinary income at the time that we issue these shares of our common stock to him or her. The amount of income to be recognized would equal the fair market value of the shares of our common stock received on the date of issuance.

         If we exercise our right under the Target Stock Program to issue an interest-bearing promissory note to the OrthAlliance Affiliated Practitioner in lieu of shares of our common stock, the OrthAlliance Affiliated Practitioner would recognize ordinary income at the time the payments are received under the promissory note.

         We are generally entitled to take a tax deduction at the same time and in the same amount that the OrthAlliance Affiliated Practitioner recognizes as income under these programs. Because we do not employ OrthAlliance Affiliated Practitioners, we are not required to withhold amounts for federal income taxes.

         Any subsequent gains on the shares of common stock received under these programs would be subject to capital gains treatment at the time the shares are sold. For this purpose, the OrthAlliance Affiliated Practitioner's tax basis in these shares of common stock is the amount of income recognized by the OrthAlliance Affiliated Practitioner at the time the shares are issued. Reduced capital gains rates apply to the shares of common stock that the OrthAlliance Affiliated Practitioner holds for at least 12 months before they are sold. A further rate reduction applies if the shares are held for at least five years from the date of issuance.

DOCTORS TRUST PROGRAM

         The federal tax consequences under the Doctors Trust Program is different in some respects from tax consequences under the Stock Pool Program, the Target Stock Program, the OrthAlliance Stockholder Bonus Program, the High Participation Bonus Program and the Conversion Incentive Program. The right to purchase shares of our common stock under the Doctors Trust Program during the two years following completion of the Merger would be treated as a stock option for tax purposes. Generally, an OrthAlliance Affiliated Practitioner will not recognize income, and we are not entitled to take a deduction, upon the issuance of this option to purchase shares. Moreover, because the shares of our common stock are subject to substantial restrictions and risk of forfeiture, the OrthAlliance Affiliated Practitioner would not recognize income, and we would not be entitled to take a deduction, upon the exercise of the option to purchase shares of our common stock under the Doctors Trust Program. OrthAlliance Affiliated Practitioners will recognize ordinary income on shares of our common stock on the date that the shares become transferable under the Doctors Trust Program. The amount of income to be recognized would be based on the fair market value of common stock on that date, less the amount paid by the OrthAlliance Affiliated Practitioner to purchase those shares. An OrthAlliance Affiliated Practitioner may instead elect to recognize income at the time that shares are "transferred" under the Doctors Trust Program to the OrthAlliance Affiliated Practitioner. For this purpose, a transfer generally occurs at the time the OrthAlliance Affiliated Practitioner exercises the option to purchase the shares of our common stock. This election is described in Section 83(b) of the Internal Revenue Code and must be made in writing to the Internal Revenue Service no later than 30 days after the shares are transferred. If an OrthAlliance Affiliated Practitioner makes this election under Section 83(b), he will be taxed on the fair market value of the common stock on the date of transfer.

         The OrthAlliance Affiliated Practitioner would be subject to capital gains treatment on the subsequent sale of common stock after the stock becomes vested or transferable. For this purpose, the OrthAlliance Affiliated Practitioner's tax basis in the shares of common stock would be the amount of income recognized by the OrthAlliance Affiliated Practitioner due to the vesting of the shares or, as applicable, due to the OrthAlliance Affiliated Practitioner's election under Section 83(b). Reduced capital gains rates would apply to the shares of common stock that the OrthAlliance Affiliated Practitioner holds for at least 12 months before they are sold. A further reduction in the capital gains rate would apply if the shares are held for at least five years. A loss resulting from a forfeiture of shares of common stock under the terms of the Doctors Trust Program or a decrease in value after a
Section 83(b) election is made would be treated as a capital loss.

         We are generally entitled to take a tax deduction at the same time and in the same amount that the OrthAlliance Affiliated Practitioner recognizes as income due to the stock award. Because we do not employ the OrthAlliance Affiliated Practitioners, we are not required to withhold amounts for federal income taxes.

                           FORWARD-LOOKING INFORMATION

         This prospectus contains some forward-looking statements about our financial condition, results of operations and business. These statements appear in several sections of this prospectus and generally include any of the words "believe," "expect," "anticipate," "intend," "estimate," "would," "could," "should," "will," "plan" or similar expressions. These forward-looking statements include, without limitation, statements regarding our operating and growth strategies.

         Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, many of which are unpredictable and not within our control. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements because of a variety of risks and uncertainties, including:

         o        General economic and business conditions;

         o Our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

         o        Anticipated trends in our business;

         o        Existing and future regulations affecting our business; and

         o Other risk factors described under "Risk Factors" in this prospectus.

         We do not intend to update these forward-looking statements after this prospectus is distributed, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, we claim the protection of the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

                                 USE OF PROCEEDS

         We intend to use our net proceeds from this offering for working capital and other general corporate purposes.

                              PLAN OF DISTRIBUTION

         From time to time, we intend to issue shares of our common stock to orthodontists and pediatric dentists who are owners and employees of professional entities that are parties to, service, management service or consulting agreements with OrthAlliance or its subsidiaries. These shares would be offered directly by us in privately negotiated transactions. We will bear the expenses of this offering. We will not pay any commissions, discounts, concessions or other compensation to any underwriter or broker-dealer in connection with this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's following public reference facilities:

Public Reference Room                    New York Regional Office               Chicago Regional Office
Room 1024                                Suite 1300                             Citicorp Center
450 Fifth Street, N.W.                   7 World Trade Center                   Suite 1400
Washington, D.C. 20549                   New York, New York 10048               500 West Madison Street
                                                                                Chicago, Illinois 60661-2511

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus is part of a registration statement on Form S-3 that we filed under the Securities Act of 1933. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" in this prospectus the information we file with the SEC, which means:

         o        Incorporated documents are considered part of this prospectus;

         o We can disclose important information to you by referring you to those documents; and

         o Information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated, and any statement that is so updated or superseded will not be deemed a part of this prospectus.

         We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

         o Annual report on Form 10-K for the year ended December 31, 2000, and an amendment on Form 10-K/A-1 to our Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 27, 2001;

         o Quarterly report on Form 10-Q for the quarter ended March 31, 2001;

         o        Current Report on Form 8-K filed March 16, 2001;

         o        Current Report on Form 8-K filed May 18, 2001;

         o        Annual Report for the Orthodontic Centers of America, Inc.
                  401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2001; and

         o The section entitled "Description of Common Stock" in our registration statement on Form 8-A, filed on October 7, 1997.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the shares of our common stock offered by this prospectus:

         o        Reports filed under Section 13(a) and (c) of the Exchange Act;

         o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

         o        Any reports filed under Section 15(d) of the Exchange Act.

         You can obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC's web site or at the addresses listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                    Orthodontic Centers of America, Inc.
                                    5000 Sawgrass Village Circle, Suite 25
                                    Ponte Vedra Beach, Florida 32082
                                    Attention: Investor Relations
                                    Telephone: (904) 280-6285

         You should rely only on the information contained in or incorporated by reference in this prospectus in considering whether or not to purchase shares of our common stock in this offering. We have not authorized anyone to provide you with information that is different from the information in this prospectus. You should not assume that the information contained in this document is accurate as of any date other than the date of this prospectus.

                                  LEGAL MATTERS

         Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to OCA, has passed on certain legal matters with respect to the validity of the shares of our common stock offered under this prospectus.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements appearing in Orthodontic Centers of America, Inc.'s Annual Report (Form 10-K), as amended by Form 10-K/A, for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                                                         ANNEX A

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                               STOCK POOL PROGRAM

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                               STOCK POOL PROGRAM

                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), OCA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), are parties to that certain Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), among such parties, pursuant to which OCA Merger Sub is to merge with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of OCA (the "Merger"), subject to various conditions; and

         WHEREAS, OCA desires to establish a program through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely execute and deliver an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement and/or OCA Business Services Agreement (each as defined below), subject to the terms described herein and completion of the Merger;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. Stock Pool Program (the "Program").

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet or comply with each of the following:

1.1 Must Be An OrthAlliance Affiliated Practitioner. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement (as defined below), a person must be a licensed orthodontist or pediatric dentist who both (i) owns, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, a professional corporation or other professional entity (each, an "OrthAlliance Affiliated PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each an "OrthAlliance Service/Consulting Agreement"), and (ii) is a full-time employee as an orthodontist or pediatric dentist, as applicable, of such OrthAlliance Affiliated PC (each such person, an "OrthAlliance Affiliated Practitioner"). Each Participant must also be a party to a written employment agreement (each, an "Employment Agreement") with his or her respective OrthAlliance Affiliated PC, pursuant to which such Participant provides orthodontic or pediatric dental services as a full-time employee of such OrthAlliance Affiliated PC.

1.2 Must Amend Employment and Service/Consulting Agreement or Enter Into New OCA Business Services Agreement. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must also, along with his or her respective OrthAlliance Affiliated PC, execute and deliver their respective (i) Amendments (as defined below) and/or (ii) OCA Business Services Agreement (as defined below) no later than the earlier to occur of September 30, 2001 or the effective time of the Merger. In addition, if such OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then each of such other OrthAlliance Affiliated Practitioners must also execute and deliver their respective Amendments and/or OCA Business Services Agreement) no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

         For purposes of the Program:

         "Amendments" means an Amendment to Employment Agreement (as defined below) and an Amendment to OrthAlliance Service/Consulting Agreement (as defined below).

         "Amendment to Employment Agreement" shall mean a written amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect upon and following the effective time of the Merger, include OrthAlliance as a third party beneficiary and provide for an agreement by such OrthAlliance Affiliated Practitioner and the applicable OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger.

         "Amendment to OrthAlliance Service/Consulting Agreement" means a written amendment to the respective OrthAlliance Service/Consulting Agreement relating to the OrthAlliance Affiliated Practitioner's OrthAlliance Affiliated Practice and the applicable OrthAlliance Affiliated PC employing the OrthAlliance Affiliated Practitioner, in form and substance satisfactory to OCA and its counsel, which amendments shall be in full force and effect upon and following the effective time of the Merger, and provide for (A) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger, (B) an agreement by such OrthAlliance Affiliated Practitioner to guarantee, during the term of his or her employment by such OrthAlliance Affiliated PC, the payment of service, consulting and other fees and amounts, reimbursement of center expenses and other performance by such OrthAlliance Affiliated PC under such OrthAlliance Service/Consulting Agreement, and (C) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to utilize only OCA's and its subsidiaries' proprietary computer software and operating systems in connection with patient accounting and scheduling, payroll, supplies ordering and other business functions of such OrthAlliance Affiliated Practice, and to maintain the current status of such OrthAlliance Affiliated Practice's advertising or non-advertising, as the case may be, to the general public, unless otherwise mutually agreed in writing between OCA or its subsidiary and such OrthAlliance Affiliated PC.

         "OCA Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or a subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect upon and following the effective time of the Merger, and pursuant to which OCA and/or its subsidiary will provide business management or consulting services for such OrthAlliance Affiliated Practitioner's orthodontic or pediatric dental practice in exchange for a consulting or service fee.

         "OrthAlliance Affiliated Practice" means an orthodontic or pediatric dental practice that is owned by the OrthAlliance Affiliated Practitioner or his or her respective OrthAlliance Affiliated PC, and is the subject of an OrthAlliance Service/Consulting Agreement.

1.3 No Litigation, Notice of Termination or Non-Compliance. An OrthAlliance Affiliated Practitioner may not be a Participant in the Program, and will not be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party to any pending or threatened litigation or other legal proceedings against or involving OrthAlliance, OCA or their subsidiaries. If any such litigation or legal proceedings has been commenced or threatened, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC has threatened or given notice of termination or intention to terminate their respective OrthAlliance Service/Consulting Agreement. If any such notice has been threatened or given, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been fully withdrawn in a manner acceptable to OCA; and/or

         (c) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is in default or breach of, or is not in compliance with, their obligation to pay service or consulting fees under the applicable OrthAlliance Service/Consulting Agreement.

1.4 Must Execute Participation Agreement. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must execute and deliver to OCA, and OCA must have executed and delivered to such OrthAlliance Affiliated Practitioner, a written participation agreement with OCA (each, a "Participation Agreement"), which participation agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect upon and following the effective time of the Merger, and shall provide for such OrthAlliance Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement.

1.5 Conditioned on Completion of the Merger. Participation in the Program, and the issuance of any shares of OCA Common Stock or other awards under or pursuant to the Program or any Participation Agreement, is expressly conditioned upon completion of the Merger pursuant to the Merger Agreement. If the Merger Agreement is voided or terminated (other than upon completion of the Merger), OCA will thereupon and thereafter have no further obligations under the Program or any Participation Agreement or otherwise with respect to the Program, any Participation Agreement and any participation or awards thereunder, and any and all awards under and participation in the Program shall thereupon automatically terminate without any obligation or liability on the part of OCA or Affiliate (as defined below) thereof.

                            ARTICLE II. STOCK AWARDS

         Eligible Participants in the Program will be awarded shares of OCA Common Stock under the Program, subject to the terms and conditions of the Program, as follows.

2.1 Service Fee/Tenure Based Awards. Eligible Participants will be granted (subject to the terms and conditions of the Program) under the Program the greater of:

         (a) 500 shares of OCA Common Stock, or

         (b) A number of shares of OCA Common Stock equal to the sum (rounded to the nearest whole number) of:

                  (i) (A) 30, times (B) the result of the 12 Months Service Fees (as defined below), with respect to such Participant, divided by $10,000,

                           PLUS

                  (ii) (A) 10, times (B) the number of whole calendar months elapsed during the term of such Participant's (or his or her respective OrthAlliance Affiliated PC's) respective OrthAlliance Service/Consulting Agreement as of the effective date of the Merger, but in no event later than December 31, 2001.

For purposes of the Program, "12 Months Service Fees" mean service, consulting or management fees paid to OrthAlliance or its subsidiary by a Participant or his or her respective OrthAlliance Affiliated PC during and with respect to the period from April 1, 2000 through March 31, 2001 (with certain adjustments and annualization for certain specified OrthAlliance Affiliated PC's as described in
Section 2.4 of the Merger Agreement) pursuant to the applicable OrthAlliance Service/Consulting Agreement, but excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses.

2.2 Timing Based Awards. In addition, the first 180 eligible Participants who execute and deliver their respective Amendments and/or OCA Business Services Agreement, by or within the date or dates set forth below, will be granted (subject to the terms and conditions of the Program) shares of OCA Common Stock under the Program as follows:

         (a)      By June 22, 2001:

                  (i)      900 shares of OCA Common Stock,

                           PLUS

                  (ii) 200 shares of OCA Common Stock for each additional 20 of those Participants who execute and deliver their respective Amendments and/or OCA Business Services Agreement from June 23, 2001 through July 27, 2001;

         (b)      June 23, 2001 through June 29, 2001:

                  (i)      700 shares of OCA Common Stock,

                           PLUS

                  (ii) 200 shares of OCA Common Stock for each additional 20 of those Participants who execute and deliver their respective Amendments and/or OCA Business Services Agreement from June 30, 2001 through July 27, 2001;

                  EXCEPT that, eligible Participants who were issued, or whose OrthAlliance Affiliated PC's were issued, shares of OrthAlliance common stock in connection with initially entering into their respective OrthAlliance Service/Consulting Agreement or their related sale of assets or capital stock to OrthAlliance or its subsidiary, would be granted:

                  (i)      900 shares of OCA Common Stock,

                           PLUS

                  (ii) 200 shares of OCA Common Stock for each additional 20 of those Participants who execute and deliver their respective Amendments and/or OCA Business Services Agreement from June 30, 2001 through July 27, 2001;

         (c)      June 30, 2001 through July 6, 2001:

                  (i)      600 shares of OCA Common Stock,

                           PLUS

                  (ii) 200 shares of OCA Common Stock for each additional 20 of those Participants who execute and deliver their respective Amendments and/or OCA Business Services Agreement from July 7, 2001 through July 27, 2001;

         (d)      July 7, 2001 through July 13, 2001:

                  (i)      500 shares of OCA Common Stock,

                           PLUS

                  (ii) 200 shares of OCA Common Stock for each additional 20 of those Participants who execute and deliver their respective Amendments and/or OCA Business Services Agreement from July 14, 2001 through July 27, 2001;

         (e)      July 14, 2001 through July 20, 2001:

                  (i)      400 shares of OCA Common Stock,

                           PLUS

                  (ii) 200 shares of OCA Common Stock for each additional of those Participants who execute and deliver their respective Amendments and/or OCA Business Services Agreement from July 21, 2001 through July 27, 2001; and

         (f)      July 21, 2001 through July 27, 2001:

                  (i)      300 shares of OCA Common Stock.

2.3 Award to Clinical Advisory Committee Members. An eligible Participant shall be awarded (subject to the terms of the Program) an additional grant of 2,500 shares of OCA Common Stock if he or she (1) enters into the Amendments or an OCA Business Services Agreement as required under Section 1.2 by June 22, 2001, and
(2) is selected by OCA and OrthAlliance to serve on OCA's Clinical Advisory Committee upon completion of the Merger, and such Participant accepts and serves in such position.

2.4 Pro Rata Basis for Practices with Multiple Owners. If a Participant's OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then the number of shares of OCA Common Stock granted pursuant to Section 2.1(b) above for such Participant shall be calculated by multiplying the number of shares of OCA Common Stock that would otherwise be granted to such person pursuant to such Section 2.1(b) by his or her percentage of equity ownership of such OrthAlliance Affiliated PC.

2.5 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in three annual installments, as follows:

         (a) For each Participant, one-third of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the first, second and third anniversaries of the effective date of the Merger if the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the Participant and/or his or her OrthAlliance Affiliated PC during and with respect to the 12 calendar months immediately preceding that particular anniversary pursuant to the applicable OCA Business Services Agreement or OrthAlliance Service/Consulting Agreement ("Service Fees") is at least 90% (the "90% Minimum Target") of the amount of Service Fees such Participant and/or OrthAlliance Affiliated PC paid to OrthAlliance or its subsidiary during and with respect to the 12 calendar months immediately preceding the Merger.

         (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the first or second anniversary of the effective date of the Merger (each, an "Earlier Period), but is achieved during the 12 calendar month period immediately preceding the second or third, as applicable, anniversary of the effective date of the Merger (each, a "Later Period"), then the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period.

2.6 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued.

             ARTICLE III. ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

3.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding award of shares of OCA Common Stock granted to a Participant under and pursuant to the Program shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that:

         (a) OCA or an Affiliate (as defined below) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b) OCA or an Affiliate engages in a transaction to which section 424 of the Code (as defined below) applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

For purposes of the Program:

                  (i) "Affiliate" means a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of OCA.

                  (ii) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

3.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards.

                     ARTICLE IV. LEGAL COMPLIANCE CONDITIONS

4.1 General. No OCA Common Stock shall be issued under the Program except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which OCA's shares may be listed. OCA shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock granted under the Program may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No OCA Common Stock shall be issued and no certificate for shares shall be delivered until OCA has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

4.2 Representations by Participants. As a condition to the issuance of OCA Common Stock, OCA may require a Participant to represent and warrant at the time of grant that the Participant does not have a present intention to sell or distribute such shares. At the option of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any Affiliate to undertake registration of stock hereunder.

                     ARTICLE V. ADMINISTRATION AND AMENDMENT

5.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and any other officer of OCA appointed to such committee by the chief executive officer of OCA (the "Committee"). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to:

         (a) Interpret all provisions of the Program;

         (b) Prescribe the form of any Participation Agreement;

         (c) Make amendments to all Participation Agreements;

         (d) Adopt, amend, and rescind rules for Program administration; and

         (e) Make all determinations it deems advisable for the administration of the Program.

5.2 Determination of Financial Performance. The authorities of the Committee described in Section 5.1 include the full discretionary authority to make all determinations regarding financial performance and related matters referenced in the Program. Such matters include, but are not limited to, whether or not Participants have achieved the standards of financial performance required to receive awards of OCA Common Stock. The Committee shall make such determinations by reference to any data and information that it deems appropriate and, to the extent that such information that is provided by a Participant is not otherwise subject to disclosure, shall employ reasonable measures that are designed to keep such information confidential.

5.3 Amendment. OCA may amend or terminate the Program at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding award of OCA Common Stock is not valid without the Participant's consent.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 Unfunded Program. The Program shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.

6.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

6.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

6.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that any OCA Common Stock is granted, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 6, 2001.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.



                                    By:     /s/ Bartholomew F. Palmisano, Sr.
                                        ----------------------------------------
                                            Bartholomew F. Palmisano, Sr.
                                            Chairman of the Board, President
                                              and Chief Executive Officer

                                                                         ANNEX B



                      ORTHODONTIC CENTERS OF AMERICA, INC.

                              TARGET STOCK PROGRAM

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                              TARGET STOCK PROGRAM

                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), OCA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ( "OrthAlliance"), are parties to that certain Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), among such parties, pursuant to which OCA Merger Sub is to merge with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of OCA (the "Merger"), subject to various conditions; and

         WHEREAS, OCA desires to establish a program through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely execute and deliver an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement and/or OCA Business Services Agreement (each as defined below), subject to the terms described herein and completion of the Merger;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. Target Stock Program (the "Program").

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet or comply with each of the following:

1.1 Must Be An OrthAlliance Affiliated Practitioner. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement (as defined below), a person must be a licensed orthodontist or pediatric dentist who both (i) owns, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, a professional corporation or other professional entity (each, an "OrthAlliance Affiliated PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each an "OrthAlliance Service/Consulting Agreement"), and (ii) is a full-time employee as an orthodontist or pediatric dentist, as applicable, of such OrthAlliance Affiliated PC (each such person, an "OrthAlliance Affiliated Practitioner"). Each Participant must also be a party to a written employment agreement (each, an "Employment Agreement") with his or her respective OrthAlliance Affiliated PC, pursuant to which such Participant provides orthodontic or pediatric dental services as a full-time employee of such OrthAlliance Affiliated PC.

1.2 Must Amend Employment and Service/Consulting Agreement or Enter Into New OCA Business Services Agreement. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must also, along with his or her respective OrthAlliance Affiliated PC, execute and deliver their respective (i) Amendments (as defined below), and/or (ii) OCA Business Services Agreement (as defined below), prior to the effective time of the Merger. In addition, if such OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then each of such other OrthAlliance Affiliated Practitioners must also execute and deliver their respective Amendments and/or OCA Business Services Agreement prior to the effective time of the Merger.

         For purposes of the Program:

         "Amendments" means an Amendment to Employment Agreement (as defined below) and an Amendment to OrthAlliance Service/Consulting Agreement (as defined below).

         "Amendment to Employment Agreement" shall mean a written amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect upon and following the effective time of the Merger, include OrthAlliance as a third party beneficiary and provide for an agreement by such OrthAlliance Affiliated Practitioner and the applicable OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger.

         "Amendment to OrthAlliance Service/Consulting Agreement" means a written amendment to the respective OrthAlliance Service/Consulting Agreement relating to the OrthAlliance Affiliated Practitioner's OrthAlliance Affiliated Practice and the applicable OrthAlliance Affiliated PC employing the OrthAlliance Affiliated Practitioner, in form and substance satisfactory to OCA and its counsel, which amendments shall be in full force and effect upon and following the effective time of the Merger, and provide for (A) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger, (B) an agreement by such OrthAlliance Affiliated Practitioner to guarantee, during the term of his or her employment by such OrthAlliance Affiliated PC, the payment of service, consulting and other fees and amounts, reimbursement of center expenses and other performance by such OrthAlliance Affiliated PC under such OrthAlliance Service/Consulting Agreement, and (C) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to utilize only OCA's and its subsidiaries' proprietary computer software and operating systems in connection with patient accounting and scheduling, payroll, supplies ordering and other business functions of such OrthAlliance Affiliated Practice, and to maintain the current status of such OrthAlliance Affiliated Practice's advertising or non-advertising, as the case may be, to the general public, unless otherwise mutually agreed in writing between OCA or its subsidiary and such OrthAlliance Affiliated PC.

         "OCA Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or a subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect upon and following the effective time of the Merger, and pursuant to which OCA and/or its subsidiary will provide business management or consulting services for such OrthAlliance Affiliated Practitioner's orthodontic or pediatric dental practice in exchange for a consulting or service fee.

         "OrthAlliance Affiliated Practice" means an orthodontic or pediatric dental practice that is owned by the OrthAlliance Affiliated Practitioner or his or her respective OrthAlliance Affiliated PC, and is the subject of an OrthAlliance Service/Consulting Agreement.

1.3 No Litigation, Notice of Termination, Practice Improvement Agreement or Non-Compliance. An OrthAlliance Affiliated Practitioner may not be a Participant in the Program, and will not be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party to any pending or threatened litigation or other legal proceedings against or involving OrthAlliance, OCA or their subsidiaries. If any such litigation or legal proceedings has been commenced or threatened, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC has threatened or given notice of termination or intention to terminate their respective OrthAlliance Service/Consulting Agreement. If any such notice has been threatened or given, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been fully withdrawn in a manner acceptable to OCA;

         (c) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is in default or breach of, or is not in compliance with, their obligation to pay service or consulting fees under the applicable OrthAlliance Service/Consulting Agreement; and/or

         (d) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party with OrthAlliance or a subsidiary thereof to any practice improvement performance guarantee agreement or comparable agreement, pursuant to which service or consulting fees payable under an OrthAlliance Service/Consulting Agreement may be abated or deferred based upon profitability of the applicable OrthAlliance Affiliated Practice and the value of consideration paid to such OrthAlliance Affiliated Professional and/or his or her OrthAlliance Affiliated PC upon OrthAlliance's or its subsidiary' s acquisition of stock or assets therefrom, or entering into of an OrthAlliance Service/Consulting Agreement therewith.

1.4 Must Execute Participation Agreement. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must execute and deliver to OCA, and OCA must have executed and delivered to such OrthAlliance Affiliated Practitioner, a written participation agreement with OCA (each, a "Participation Agreement"), which Participation Agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect upon and following the effective time of the Merger, and shall provide for such OrthAlliance Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement.

1.5 Conditioned on Completion of the Merger. Participation in the Program, and the issuance of any shares of OCA Common Stock or other awards under or pursuant to the Program or any Participation Agreement, is expressly conditioned upon completion of the Merger pursuant to the Merger Agreement. If the Merger Agreement is voided or terminated (other than upon completion of the Merger), OCA will thereupon and thereafter have no further obligations under the Program or any Participation Agreement or otherwise with respect to the Program, any Participation Agreement and any participation or awards thereunder, and any and all awards under and participation in the Program shall thereupon automatically terminate without any obligation or liability on the part of OCA or Affiliate (as defined below) thereof.

1.6 Provision of Requested Information. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must provide OCA with any financial information that OCA reasonably requests in order to determine the number of shares of OCA Common Stock, if any, to be granted to the OrthAlliance Affiliated Practitioner under the Program.

                               ARTICLE II. AWARDS

         Eligible Participants will be awarded shares of OCA Common Stock under either Section 2.1 or 2.2 hereof, or a promissory note as provided in Section
2.3 hereof, as applicable, subject to the terms of the Program (collectively, the4 "Awards"):

2.1 Awards for Entering into New OCA Business Services Agreement. An eligible Participant who, along with his or her respective OrthAlliance Affiliated PC, executes and delivers to OCA an OCA Business Services Agreement prior to the effective time of the Merger will be granted (subject to Section 2.3 and the other terms and conditions of the Program) a number of shares of OCA Common Stock calculated under the following terms:

         (a) 70% Increase in Service Fees. If, during the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger, the Participant achieves the 70% Increase In Year 3 Service Fees (as defined below), then the number of shares of OCA Common Stock granted under this Section
2.1 shall be equal to the result (rounded to the nearest whole number) of the following:

                  (x)      3,

                           TIMES

                  (y) 70% of the amount of the Prior 12 Months Assumed Service Fees (as defined below), with respect to such Participant,

                           DIVIDED BY

                  (z) The average closing price per share of OCA Common Stock as reported on the New York Stock Exchange (or other stock exchange or market on which shares of OCA Common Stock are then principally traded) during THE 10 trading days immediately preceding the third anniversary of the effective date of the Merger.

For purposes of the Program:

         "70% Increase in Year 3 Service Fees" means that the amount of Year 3 Service Fees (as defined below) is at least 70% greater than the amount of the Prior 12 Months Assumed Service Fees, with respect to the applicable Participant.

         "Prior 12 Months Assumed Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) that would have been payable to OCA, its subsidiary or OrthAlliance, as applicable, by the OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the OCA Business Services Agreement during and with respect to the 12 calendar months immediately preceding the effective date of the Merger (assuming that the OCA Business Services Agreement had been in effect during that period and also assuming that the operating margin of the OrthAlliance Affiliated Practice during that period was 5% higher than the actual operating margin for that period).

         "Year 3 Service Fees" means the service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the applicable OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the applicable OCA Business Services Agreement during and with respect to the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger.

         (b) Pro Rata Amount. However, if a Participant does not achieve the 70% Increase In Year 3 Service Fees, but the amount of such Participant's Year 3 Service Fees is at least equal to the amount of such Participant's Prior 12 Months Assumed Service Fees, then the number of shares of OCA Common Stock awarded under this Section 2.1 (subject to Section 2.3 and the other terms and conditions of the Program) shall be a pro rata amount (rounded to the nearest whole number) calculated by multiplying the number of shares of OCA Common Stock that would have been awarded under subsection (a) of this Section 2.1, times a fraction, the numerator of which is the percentage by which such Year 3 Service Fees exceed such Prior 12 Months Assumed Service Fees, and the denominator of which is 70%.

         (c) Not Eligible Under Both Sections. If a Participant enters into the Amendments, and also or subsequently enters into an OCA Business Services Agreement, he or she would only be eligible for Awards under this Section 2.1 (and not Section 2.2).

2.2 Awards for Entering into Amendments. An eligible Participant who, along with his or her respective OrthAlliance Affiliated PC, executes and delivers to OCA their Amendments prior to the effective time of the Merger will be granted (subject to Section 2.3 and the other terms and conditions of the Program) a number of shares of OCA Common Stock calculated under the following terms:

         (a) 70% Increase in Service Fees. If, during the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger, the Participant achieves the 70% Increase In Year 3 Service Fees Under Amendments (as defined below), then the number of shares of OCA Common Stock granted under this Section 2.2 shall be equal to the result (rounded to the nearest whole number) of the following:

                  (x)      3,

                           TIMES

                  (y) 70% of the amount of the Prior 12 Months Service Fees (as defined below), with respect to such Participant,

                           DIVIDED BY

                  (z) The average closing price per share of OCA Common Stock as reported on the New York Stock Exchange (or other stock exchange or market on which shares of OCA Common Stock are then principally traded) during THE 10 trading days immediately preceding the third anniversary of the effective date of the Merger.

For purposes of the Program:

         "70% Increase in Year 3 Service Fees Under Amendments" means that the amount of Year 3 Service Fees Under Amendments (as defined below) is at least 70% greater than the amount of the Prior 12 Months Service Fees, with respect to the applicable Participant.

         "Prior 12 Months Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OrthAlliance or its subsidiary by the OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the applicable OrthAlliance Service/Consulting Agreement during and with respect to the 12 calendar months immediately preceding the effective date of the Merger.

         "Year 3 Service Fees Under Amendments" means the service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the applicable OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the applicable OrthAlliance Service or Consulting Agreement during and with respect to the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger.

         (b) Pro Rata Amount. However, if a Participant does not achieve the 70% Increase In Year 3 Service Fees Under Amendments, but the amount of such Participant's Year 3 Service Fees Under Amendments is at least equal to the amount of such Participant's Prior 12 Months Service Fees, then the number of shares of OCA Common Stock awarded under this Section 2.2 (subject to Section
2.3 and the other terms and conditions of the Program) shall be a pro rata amount (rounded to the nearest whole number) calculated by multiplying the number of shares of OCA Common Stock that would have been awarded under subsection (a) of this Section 2.2, times a fraction, the numerator of which is the percentage by which such Year 3 Service Fees Under Amendments exceed such Prior 12 Months Service Fees, and the denominator of which is 70%.

2.3 Substitution of Promissory Note. Notwithstanding any provision herein regarding the issuance of OCA Common Stock, OCA may, in its sole discretion, elect to issue the eligible Participant a non-transferable, non-negotiable promissory note (each, a "Promissory Note") in lieu of shares of OCA Common Stock that would otherwise be awarded pursuant to Sections 2.1 and 2.2 hereof. Such Promissory Note shall be payable in equal annual installments over a period of five years commencing on the fifth anniversary of the effective date of the Merger, and shall bear interest at the prime rate (as reported in the Wall Street Journal) on the effective date of the Merger plus 1.5% per annum; provided, however, that payment of each such annual installment of principal and interest under the Promissory Note shall be subject to and conditioned upon the prior satisfaction of the conditions described in Section 2.5 hereof over the term of the Promissory Note (on the same basis as the Award of shares of OCA Common Stock, except that a five year payment period shall apply).

2.4 Pro Rata Basis for Practices with Multiple Owners. If a Participant's OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then the value of the Award granted pursuant to
Section 2.1 or 2.2 hereof (or under a Promissory Note pursuant to Section 2.3 hereof) for such Participant shall be calculated by multiplying the total value of the Award that would otherwise be granted to such person pursuant to such
Section 2.1 or 2.2 by his or her percentage of equity ownership of such OrthAlliance Affiliated PC.

2.5 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in four annual installments, as follows:

         (a) For each Participant, one-fourth of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the fifth, sixth, seventh and eighth anniversaries of the effective date of the Merger if the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the Participant and/or his or her OrthAlliance Affiliated PC during and with respect to the 12 calendar months immediately preceding that particular anniversary pursuant to the applicable OCA Business Services Agreement or OrthAlliance Service/Consulting Agreement ("Service Fees") is at least 90% (the "90% Minimum Target") of the amount of Service Fees such Participant and/or OrthAlliance Affiliated PC paid to OrthAlliance or its subsidiary during and with respect to the 12 calendar months immediately preceding the Merger.

         (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the fifth, sixth or seventh anniversary of the effective date of the Merger (each, an "Earlier Period), but is achieved during the 12 calendar month period immediately preceding the sixth, seventh or eighth, as applicable, anniversary of the effective date of the Merger (each, a "Later Period"), then the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period.

2.6 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued.

             ARTICLE III. ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

3.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding award of shares of OCA Common Stock granted to a Participant under and pursuant to the Program shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that:

         (a) OCA or an Affiliate (as defined below) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b) OCA or an Affiliate engages in a transaction to which section 424 of the Code (as defined below) applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

For purposes of the Program:

                  (i) "Affiliate" means a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of OCA.

                  (ii) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

3.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

                     ARTICLE IV. LEGAL COMPLIANCE CONDITIONS

4.1 General. No OCA Common Stock shall be issued under the Program except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which OCA's shares may be listed. OCA shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock granted under the Program may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No OCA Common Stock shall be issued and no certificate for shares shall be delivered until OCA has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

4.2 Representations by Participants. As a condition to the grant of an Award or the issuance of OCA Common Stock, OCA may require a Participant to represent and warrant at the time of grant that the Participant does not have a present intention to sell or distribute such shares. At the option of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any Affiliate to undertake registration of stock hereunder.

                     ARTICLE V. ADMINISTRATION AND AMENDMENT

5.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and any other officer of OCA appointed to such committee by the chief executive officer of OCA (the "Committee"). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement or Award. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to:

         (a) Interpret all provisions of the Program;

         (b) Prescribe the form of any Participation Agreement;

         (c) Make amendments to all Participation Agreements;

         (d) Adopt, amend, and rescind rules for Program administration; and

         (e) Make all determinations it deems advisable for the administration of the Program.

5.2 Determination of Performance Standards. The authorities of the Committee described in Section 5.1 include the full discretionary authority to make all determinations regarding financial performance and related matters referenced in the Program. Such matters include, but are not limited to, whether or not Participants have achieved the standards of financial performance required to receive Awards or payments thereunder. The Committee shall make such determinations by reference to any data and information that it deems appropriate and, to the extent that such information that is provided by a Participant is not otherwise subject to disclosure, shall employ reasonable measures that are designed to keep such information confidential.

5.3 Amendment. OCA may amend or terminate the Program at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 Unfunded Program. The Program shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.

6.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

6.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

6.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that any Award is granted or OCA Common Stock is issued, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 6, 2001.


                                  ORTHODONTIC CENTERS OF AMERICA, INC.



                                  By:    /s/ Bartholomew F. Palmisano, Sr.
                                     -----------------------------------------
                                         Bartholomew F. Palmisano, Sr.
                                         Chairman of the Board, President
                                           and Chief Executive Officer

                                                                         ANNEX C

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                     ORTHALLIANCE STOCKHOLDER BONUS PROGRAM

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                     ORTHALLIANCE STOCKHOLDER BONUS PROGRAM

                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), OCA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), are parties to that certain Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), among such parties, pursuant to which OCA Merger Sub is to merge with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of OCA (the "Merger"), subject to various conditions; and

         WHEREAS, OCA desires to establish a program through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely execute and deliver an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement and/or OCA Business Services Agreement (each as defined below), subject to the terms described herein and completion of the Merger;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. OrthAlliance Stockholder Bonus Program (the "Program").

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet or comply with each of the following:

1.1 Must Be An OrthAlliance Affiliated Practitioner. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement (as defined below), a person must be a licensed orthodontist or pediatric dentist who both (i) owns, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, a professional corporation or other professional entity (each, an "OrthAlliance Affiliated PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each an "OrthAlliance Service/Consulting Agreement"), and (ii) is a full-time employee as an orthodontist or pediatric dentist, as applicable, of such OrthAlliance Affiliated PC (each such person, an "OrthAlliance Affiliated Practitioner"). Each Participant must also be a party to a written employment agreement (each, an "Employment Agreement") with his or her respective OrthAlliance Affiliated PC, pursuant to which such Participant provides orthodontic or pediatric dental services as a full-time employee of such OrthAlliance Affiliated PC.

1.2 Must Amend Employment and Service/Consulting Agreement or Enter Into New OCA Business Services Agreement. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must also, along with his or her respective OrthAlliance Affiliated PC, execute and deliver their respective (i) Amendments (as defined below) and/or (ii) OCA Business Services Agreement (as defined below) no later than the earlier to occur of September 30, 2001 or the effective time of the Merger. In addition, if such OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then each of such other OrthAlliance Affiliated Practitioners must also execute and deliver their respective Amendments and/or OCA Business Services Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

         For purposes of the Program:

         "Amendments" means an Amendment to Employment Agreement (as defined below) and an Amendment to OrthAlliance Service/Consulting Agreement (as defined below).

         "Amendment to Employment Agreement" shall mean a written amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect upon and following the effective time of the Merger, include OrthAlliance as a third party beneficiary and provide for an agreement by such OrthAlliance Affiliated Practitioner and the applicable OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger.

         "Amendment to OrthAlliance Service/Consulting Agreement" means a written amendment to the respective OrthAlliance Service/Consulting Agreement relating to the OrthAlliance Affiliated Practitioner's OrthAlliance Affiliated Practice and the applicable OrthAlliance Affiliated PC employing the OrthAlliance Affiliated Practitioner, in form and substance satisfactory to OCA and its counsel, which amendments shall be in full force and effect upon and following the effective time of the Merger, and provide for (A) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger, (B) an agreement by such OrthAlliance Affiliated Practitioner to guarantee, during the term of his or her employment by such OrthAlliance Affiliated PC, the payment of service, consulting and other fees and amounts, reimbursement of center expenses and other performance by such OrthAlliance Affiliated PC under such OrthAlliance Service/Consulting Agreement, and (C) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to utilize only OCA's and its subsidiaries' proprietary computer software and operating systems in connection with patient accounting and scheduling, payroll, supplies ordering and other business functions of such OrthAlliance Affiliated Practice, and to maintain the current status of such OrthAlliance Affiliated Practice's advertising or non-advertising, as the case may be, to the general public, unless otherwise mutually agreed in writing between OCA or its subsidiary and such OrthAlliance Affiliated PC.

         "OCA Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or a subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect upon and following the effective time of the Merger, and pursuant to which OCA and/or its subsidiary will provide business management or consulting services for such OrthAlliance Affiliated Practitioner's orthodontic or pediatric dental practice in exchange for a consulting or service fee.

         "OrthAlliance Affiliated Practice" means an orthodontic or pediatric dental practice that is owned by the OrthAlliance Affiliated Practitioner or his or her respective OrthAlliance Affiliated PC, and is the subject of an OrthAlliance Service/Consulting Agreement.

1.3 No Litigation, Notice of Termination or Non-Compliance. An OrthAlliance Affiliated Practitioner may not be a Participant in the Program, and will not be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party to any pending or threatened litigation or other legal proceedings against or involving OrthAlliance, OCA or their subsidiaries. If any such litigation or legal proceedings has been commenced or threatened, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC has threatened or given notice of termination or intention to terminate their respective OrthAlliance Service/Consulting Agreement. If any such notice has been threatened or given, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been fully withdrawn in a manner acceptable to OCA;

         (c) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is in default or breach of, or is not in compliance with, their obligation to pay service or consulting fees under the applicable OrthAlliance Service/Consulting Agreement; and/or

         (d) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party with OrthAlliance or a subsidiary thereof to any practice improvement performance guarantee agreement or comparable agreement, pursuant to which service or consulting fees payable under an OrthAlliance Service/Consulting Agreement may be abated or deferred based upon profitability of the applicable OrthAlliance Affiliated Practice and the value of consideration paid to such OrthAlliance Affiliated Professional and/or his or her OrthAlliance Affiliated PC upon OrthAlliance's or its subsidiary' s acquisition of stock or assets therefrom, or entering into of an OrthAlliance Service/Consulting Agreement therewith.

1.4 Must Execute Participation Agreement. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must execute and deliver to OCA, and OCA must have executed and delivered to such OrthAlliance Affiliated Practitioner, a written participation agreement with OCA (each, a "Participation Agreement"), which Participation Agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect upon and following the effective time of the Merger, and shall provide for such OrthAlliance Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement.

1.5 At least 50% of Affiliation Consideration In OrthAlliance Stock. In order to be a Participant in the Program and to be issued by any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, the OrthAlliance Affiliated Practitioner must have been issued shares of OrthAlliance common stock by OrthAlliance or its subsidiary as all or a portion of such person's OrthAlliance Affiliation Consideration (as defined below), and such shares of OrthAlliance common stock must have totaled at least 50% of the total amount of OrthAlliance Affiliation Consideration paid to such person by OrthAlliance or its subsidiary, based upon an assumed price of $5.30 per share of OrthAlliance common stock (each, an "OrthAlliance Stock Recipient").

         For purposes of the Program, "OrthAlliance Affiliation Consideration" means the amount of cash, OrthAlliance common stock and principal amount of promissory notes paid to the particular OrthAlliance Affiliated Practitioner as consideration for originally entering into their respective OrthAlliance Service/Consulting Agreement or in respect of a related sale of assets or capital stock to

OrthAlliance or its subsidiary in connection with the entering into of such OrthAlliance Service/Consulting Agreement (excluding any consideration or other payments in respect of any amendment, extension or supplement to such OrthAlliance Service/Consulting Agreement).

1.6 Minimum Number of Participants. Participation in the Program, and the issuance of any shares of OCA Common Stock pursuant to the Program or any Participation Agreement, is expressly conditioned upon the execution and delivery of respective Amendments and/or OCA Business Services Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger by (i) at least 120 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% of OrthAlliance Service Fees (as defined below) with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs.

         For purposes of the Program, "OrthAlliance Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OrthAlliance or its subsidiary by the applicable OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the applicable OrthAlliance Service/Consulting Agreement during and with respect to the applicable period.

1.7 Conditioned on Completion of the Merger. Participation in the Program, and the issuance of any shares of OCA Common Stock or other awards under or pursuant to the Program or any Participation Agreement, is expressly conditioned upon completion of the Merger pursuant to the Merger Agreement. If the Merger Agreement is voided or terminated (other than upon completion of the Merger), OCA will thereupon and thereafter have no further obligations under the Program or any Participation Agreement or otherwise with respect to the Program, any Participation Agreement and any participation or awards thereunder, and any and all awards under and participation in the Program shall thereupon automatically terminate without any obligation or liability on the part of OCA or Affiliate (as defined below) thereof.

                            ARTICLE II. STOCK AWARDS

         Participants in the Program are eligible to receive shares of OCA Common Stock under the Program under either Section 2.2(a), (b) or (c) (but not under more than one of such subsections), as applicable, and Section 2.3, subject to the terms and conditions of the Program, as follows:

2.1 Total Number of Shares Available For Grant Under the Program. The total number of shares of OCA Common Stock available for grant, award or issuance under the Program (the "Total Available Shares") is as follows (provided, that such amounts are not cumulative, and only the highest amount achieved shall be applicable):

         (a) 65% Participation. 200,000 total shares, if (and the provisions of subsections (b) and (c) do not apply): (i) at least 120 to 128 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% to 69.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (b) 70% Participation. 300,000 total shares, if (and the provisions of subsection (c) does not apply): (i) at least 129 to 137 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 70% to 74.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (c) 75% Participation. 400,000 total shares, if: (i) at least 138 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 75% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

2.2 Base Number of Shares Per Participant. Each eligible Participant will be awarded the following base number of shares of OCA Common Stock (provided, that such amounts are not cumulative, and only the highest amount achieved shall be applicable), subject to the terms and conditions of the Program:

         (a) 65% Participation. 1,000 shares, if (and the provisions of subsections (b) and (c) do not apply): (i) at least 120 to 128 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% to 69.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (b) 70% Participation. 1,500 shares, if (and the provisions of subsection (c) does not apply): (i) at least 129 to 137 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 70% to 74.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (c) 75% Participation. 2,000 shares, if: (i) at least 138 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 75% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

2.3 Pro Rata Amount of Remaining Shares. In addition to the award of shares of OCA Common Stock under either Section 2.2(a), (b) or (c), as applicable, eligible Participants shall be granted a pro rata amount of the Remaining Shares (as defined below), subject to the terms and conditions of the Program, equal to a fraction, the number of which is such Participant's Potential Loss of Stock Consideration (as defined below), and the denominator of which is the total aggregate sum of the Potential Loss of Stock Consideration for each and all of the Participants.

For purposes of the Program:

"Remaining Shares" means the difference of (i) the Total Available Shares, minus
(ii) the total number of shares of OCA Common Stock awarded to Participants pursuant to Section 2.2 hereof.

"Potential Loss of Stock Consideration" means the result of:

                  (i)      the product of

                           (A) The number of shares of OrthAlliance common stock originally issued to the applicable Participant as OrthAlliance Affiliation Consideration,

                                    TIMES

                           (B)      $5.30,

                  PLUS

                  (ii) The dollar amount of cash and principal amount of promissory notes paid to such Participant as OrthAlliance Affiliation Consideration,

                  MINUS

                  (ii)     the product of

                           (A)      The Applicable Multiple (as defined below),

                                    TIMES

                           (B) The amount of OrthAlliance Service Fees paid by the Participant or his or her OrthAlliance Affiliated PC to OrthAlliance or its subsidiary with respect to the 12 months ended March 31, 2001, (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), excluding any OrthAlliance Service fees paid with respect to any OrthAlliance Affiliated Practice acquired under OrthAlliance's "buy a practice" or similar program or otherwise without payment of significant consideration.

"Applicable Multiple" means:

         (a) 2.75, if (and the provisions of subsections (b) and (c) do not apply): (i) at least 120 to 128 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% to 69.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (b) 3.35, if (and the provisions of subsection (c) does not apply): (i) at least 129 to 137 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 70% to 74.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (c) 4.5, if: (i) at least 138 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and
(ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 75% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

2.4 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in four annual installments, as follows:

         (a) For each Participant, one-fourth of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the second, third, fourth and fifth anniversaries of the effective date of the Merger if the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the Participant and/or his or her OrthAlliance Affiliated PC during and with respect to the 12 calendar months immediately preceding that particular anniversary pursuant to the applicable OCA Business Services Agreement or OrthAlliance Service/Consulting Agreement ("Service Fees") is at least 90% (the "90% Minimum Target") of the amount of Service Fees such Participant and/or OrthAlliance Affiliated PC paid to OrthAlliance or its subsidiary during and with respect to the 12 calendar months immediately preceding the Merger.

         (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the second, third or fourth anniversary of the effective date of the Merger (each, an "Earlier Period), but is achieved during the 12 calendar month period immediately preceding the third, fourth or fifth, as applicable, anniversary of the effective date of the Merger (each, a "Later Period"), then the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period.

2.5 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued.

             ARTICLE III. ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

3.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding award of shares of OCA Common Stock granted to a Participant under and pursuant to the Program shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that:

         (a) OCA or an Affiliate (as defined below) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b) OCA or an Affiliate engages in a transaction to which section 424 of the Code (as defined below) applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

For purposes of the Program:

                  (i) "Affiliate" means a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of OCA.

                  (ii) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

3.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

                     ARTICLE IV. LEGAL COMPLIANCE CONDITIONS

4.1 General. No OCA Common Stock shall be issued under the Program except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which OCA's shares may be listed. OCA shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock granted under the Program may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No OCA Common Stock shall be issued and no certificate for shares shall be delivered until OCA has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

4.2 Representations by Participants. As a condition to the grant of an Award or the issuance of OCA Common Stock, OCA may require a Participant to represent and warrant at the time of grant that the Participant does not have a present intention to sell or distribute such shares. At the option of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any Affiliate to undertake registration of stock hereunder.

                     ARTICLE V. ADMINISTRATION AND AMENDMENT

5.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and any other officer of OCA appointed to such committee by the chief executive officer of OCA (the "Committee"). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to:

         (a) Interpret all provisions of the Program;

         (b) Prescribe the form of any Participation Agreement;

         (c) Make amendments to all Participation Agreements;

         (d) Adopt, amend, and rescind rules for Program administration; and

         (e) Make all determinations it deems advisable for the administration of the Program.

5.2 Determination of Financial Performance. The authorities of the Committee described in Section 5.1 include the full discretionary authority to make all determinations regarding financial performance and related matters referenced in the Program. Such matters include, but are not limited to, whether or not Participants have achieved the standards of financial performance required to receive awards of OCA Common Stock. The Committee shall make such determinations by reference to any data and information that it deems appropriate and, to the extent that such information that is provided by a Participant is not otherwise subject to disclosure, shall employ reasonable measures that are designed to keep such information confidential.

5.3 Amendment. OCA may amend or terminate the Program at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding award is not valid with respect to such award without the Participant's consent.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 Unfunded Program. The Program shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.

6.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

6.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

6.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that any Award is granted or OCA Common Stock is issued, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 6, 2001.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.



                                    By:   /s/ Bartholomew F. Palmisano, Sr.
                                       -----------------------------------------
                                          Bartholomew F. Palmisano, Sr.
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                                                                         ANNEX D

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                        HIGH PARTICIPATION BONUS PROGRAM

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                        HIGH PARTICIPATION BONUS PROGRAM

                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), OCA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), are parties to that certain Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), among such parties, pursuant to which OCA Merger Sub is to merge with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of OCA (the "Merger"), subject to various conditions; and

         WHEREAS, OCA desires to establish a program through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely execute and deliver an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement and/or OCA Business Services Agreement (each as defined below), subject to the terms described herein and completion of the Merger;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. High Participation Bonus Program (the "Program").

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet or comply with each of the following:

1.1 Must Be An OrthAlliance Affiliated Practitioner. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement (as defined below), a person must be a licensed orthodontist or pediatric dentist who both (i) owns, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, a professional corporation or other professional entity (each, an "OrthAlliance Affiliated PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each an "OrthAlliance Service/Consulting Agreement "), and (ii) is a full-time employee as an orthodontist or pediatric dentist, as applicable, of such OrthAlliance Affiliated PC (each such person, an "OrthAlliance Affiliated Practitioner"). Each Participant must also be a party to a written employment agreement (each, an "Employment Agreement") with his or her respective OrthAlliance Affiliated PC, pursuant to which such Participant provides orthodontic or pediatric dental services as a full-time employee of such OrthAlliance Affiliated PC.

1.2 Must Amend Employment and Service/Consulting Agreement or Enter Into New OCA Business Services Agreement. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must also, along with his or her respective OrthAlliance Affiliated PC, execute and deliver their respective (i) Amendments (as defined below) and/or (ii) OCA Business Services Agreement (as defined below) no later than the earlier to occur of September 30, 2001 or the effective time of the Merger. In addition, i f such OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then each of such other OrthAlliance Affiliated Practitioners must also execute and deliver their respective Amendments and/or OCA Business Services Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

         For purposes of the Program:

         "Amendments" means an Amendment to Employment Agreement (as defined below) and an Amendment to OrthAlliance Service/Consulting Agreement (as defined below).

         "Amendment to Employment Agreement" shall mean a written amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect upon and following the effective time of the Merger, include OrthAlliance as a third party beneficiary and provide for an agreement by such OrthAlliance Affiliated Practitioner and the applicable OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger.

         "Amendment to OrthAlliance Service/Consulting Agreement" means a written amendment to the respective OrthAlliance Service/Consulting Agreement relating to the OrthAlliance Affiliated Practitioner's OrthAlliance Affiliated Practice and the applicable OrthAlliance Affiliated PC employing the OrthAlliance Affiliated Practitioner, in form and substance satisfactory to OCA and its counsel, which amendments shall be in full force and effect upon and following the effective time of the Merger, and provide for (A) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger, (B) an agreement by such OrthAlliance Affiliated Practitioner to guarantee, during the term of his or her employment by such OrthAlliance Affiliated PC, the payment of service, consulting and other fees and amounts, reimbursement of center expenses and other performance by such OrthAlliance Affiliated PC under such OrthAlliance Service/Consulting Agreement, and (C) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to utilize only OCA's and its subsidiaries' proprietary computer software and operating systems in connection with patient accounting and scheduling, payroll, supplies ordering and other business functions of such OrthAlliance Affiliated Practice, and to maintain the current status of such OrthAlliance Affiliated Practice's advertising or non-advertising, as the case may be, to the general public, unless otherwise mutually agreed in writing between OCA or its subsidiary and such OrthAlliance Affiliated PC.

         "OCA Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or a subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect upon and following the effective time of the Merger, and pursuant to which OCA and/or its subsidiary will provide business management or consulting services for such OrthAlliance Affiliated Practitioner's orthodontic or pediatric dental practice in exchange for a consulting or service fee.

         "OrthAlliance Affiliated Practice" means an orthodontic or pediatric dental practice that is owned by the OrthAlliance Affiliated Practitioner or his or her respective OrthAlliance Affiliated PC, and is the subject of an OrthAlliance Service/Consulting Agreement.

1.3 No Litigation, Notice of Termination or Non-Compliance. An OrthAlliance Affiliated Practitioner may not be a Participant in the Program, and will not be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party to any pending or threatened litigation or other legal proceedings against or involving OrthAlliance, OCA or their subsidiaries. If any such litigation or legal proceedings has been commenced or threatened, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC has threatened or given notice of termination or intention to terminate their respective OrthAlliance Service/Consulting Agreement. If any such notice has been threatened or given, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been fully withdrawn in a manner acceptable to OCA;

         (c) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is in default or breach of, or is not in compliance with, their obligation to pay service or consulting fees under the applicable OrthAlliance Service/Consulting Agreement; and/or

         (d) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party with OrthAlliance or a subsidiary thereof to any practice improvement performance guarantee agreement or comparable agreement, pursuant to which service or consulting fees payable under an OrthAlliance Service/Consulting Agreement may be abated or deferred based upon profitability of the applicable OrthAlliance Affiliated Practice and the value of consideration paid to such OrthAlliance Affiliated Professional and/or his or her OrthAlliance Affiliated PC upon OrthAlliance's or its subsidiary' s acquisition of stock or assets therefrom, or entering into of an OrthAlliance Service/Consulting Agreement therewith.

1.4 Must Execute Participation Agreement. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must execute and deliver to OCA, and OCA must have executed and delivered to such OrthAlliance Affiliated Practitioner, a written participation agreement with OCA (each, a "Participation Agreement"), which Participation Agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect upon and following the effective time of the Merger, and shall provide for such OrthAlliance Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement.

1.5 Conditioned on Completion of the Merger. Participation in the Program, and the issuance of any shares of OCA Common Stock pursuant to the Program or any Participation Agreement, is expressly conditioned upon completion of the Merger pursuant to the Merger Agreement. If the Merger Agreement is voided or terminated (other than upon completion of the Merger), OCA will thereupon and thereafter have no further obligations under the Program or any Participation Agreement or otherwise with respect to the Program, any Participation Agreement and any participation or awards thereunder, and any and all awards under and participation in the Program shall thereupon automatically terminate without any obligation or liability on the part of OCA or Affiliate (as defined below) thereof.

1.6 Minimum Number of Participants. Participation in the Program, and the issuance of any shares of OCA Common Stock pursuant to the Program or any Participation Agreement, is expressly conditioned upon the execution and delivery of respective Amendments and/or OCA Business Services Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, by (i) at least 148 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 80% of OrthAlliance Service Fees (as defined below) during the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs.

         For purposes of the Program, "OrthAlliance Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OrthAlliance or its subsidiary by the applicable OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the applicable OrthAlliance Service/Consulting Agreement during and with respect to the applicable period.

                            ARTICLE II. STOCK AWARDS

         Participants in the Program are eligible to receive shares of OCA Common Stock under the Program under either Section 2.1(a) or (b) (but not under both subsections), as applicable, as follows:

2.1 Number of Shares Per Participant. Each eligible Participant will be awarded the following number of shares of OCA Common Stock (provided, that such amounts are not cumulative, and only the highest amount achieved shall be applicable), subject to the terms and conditions of the Program:

         (a) 80% Participation. 500 shares, if (and the provisions of subsection
(b) does not apply): (i) at least 148 to 156 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 80% to 84.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (b) 85% Participation. 1,000 shares, if: (i) at least 157 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 85% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

2.2 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in four annual installments, as follows:

         (a) For each Participant, one-fourth of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the second, third, fourth and fifth anniversaries of the effective date of the Merger if the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the Participant and/or his or her OrthAlliance Affiliated PC during and with respect to the 12 calendar months immediately preceding that particular anniversary pursuant to the applicable OCA Business Services Agreement or OrthAlliance Service/Consulting Agreement ("Service Fees") is at least 90% (the "90% Minimum Target") of the amount of Service Fees such Participant and/or OrthAlliance Affiliated PC paid to OrthAlliance or its subsidiary during and with respect to the 12 calendar months immediately preceding the Merger.

         (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the second, third or fourth anniversary of the effective date of the Merger (each, an "Earlier Period), but is achieved during the 12 calendar month period immediately preceding the third, fourth or fifth, as applicable, anniversary of the effective date of the Merger (each, a "Later Period"), then the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period.

         2.3 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued.

         ARTICLE III.  ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

3.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding award of shares of OCA Common Stock granted to a Participant under and pursuant to the Program shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that:

         (a) OCA or an Affiliate (as defined below) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b) OCA or an Affiliate engages in a transaction to which section 424 of the Code (as defined below) applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

For purposes of the Program:

                  (i) "Affiliate" means a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of OCA.

                  (ii) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

3.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards.

                     ARTICLE IV. LEGAL COMPLIANCE CONDITIONS

4.1 General. No OCA Common Stock shall be issued under the Program except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which OCA's shares may be listed. OCA shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock granted under the Program may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No OCA Common Stock shall be issued and no certificate for shares shall be delivered until OCA has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

4.2 Representations by Participants. As a condition to the grant of an award for the issuance of OCA Common Stock, OCA may require a Participant to represent and warrant at the time of grant that the Participant does not have a present intention to sell or distribute such shares. At the option of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any Affiliate to undertake registration of stock hereunder.

                     ARTICLE V. ADMINISTRATION AND AMENDMENT

5.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and any other officer of OCA appointed to such committee by the chief executive officer of OCA (the "Committee"). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to:

         (a) Interpret all provisions of the Program;

         (b) Prescribe the form of any Participation Agreement;

         (c) Make amendments to all Participation Agreements;

         (d) Adopt, amend, and rescind rules for Program administration; and

         (e) Make all determinations it deems advisable for the administration of the Program.

5.2 Determination of Financial Performance. The authorities of the Committee described in Section 5.1 include the full discretionary authority to make all determinations regarding financial performance and related matters referenced in the Program. Such matters include, but are not limited to, whether or not Participants have achieved the standards of financial performance required to receive awards of OCA Common Stock. The Committee shall make such determinations by reference to any data and information that it deems appropriate and, to the extent that such information that is provided by a Participant is not otherwise subject to disclosure, shall employ reasonable measures that are designed to keep such information confidential.

5.3 Amendment. OCA may amend or terminate the Program at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding award is not valid with respect to such award without the Participant's consent.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 Unfunded Program. The Program shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.

6.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

6.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

6.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that OCA Common Stock is issued, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 6, 2001.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.



                                    By:  /s/ Bartholomew F. Palmisano, Sr.
                                       -----------------------------------------
                                          Bartholomew F. Palmisano, Sr.
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                                                                         ANNEX E

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                          CONVERSION INCENTIVE PROGRAM

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                          CONVERSION INCENTIVE PROGRAM

                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), OCA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), are parties to that certain Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), among such parties, pursuant to which OCA Merger Sub is to merge with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of OCA (the "Merger"), subject to various conditions; and

         WHEREAS, OCA desires to establish a program through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely execute and deliver an OCA Business Services Agreement (each as defined below), subject to the terms described herein and completion of the Merger;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. Conversion Incentive Program (the "Program").

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet or comply with each of the following:

1.1 Must Be an OrthAlliance Affiliated Practitioner. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement (as defined below), a person must be a licensed orthodontist or pediatric dentist who both (i) owns, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, a professional corporation or other professional entity (each, an "OrthAlliance Affiliated PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each an "OrthAlliance Service/Consulting Agreement"), and (ii) is a full-time employee as an orthodontist or pediatric dentist, as applicable, of such OrthAlliance Affiliated PC (each such person, an "OrthAlliance Affiliated Practitioner"). Each Participant must also be a party to a written employment agreement (each, an "Employment Agreement") with his or her respective OrthAlliance Affiliated PC, pursuant to which such Participant provides orthodontic or pediatric dental services as a full-time employee of such OrthAlliance Affiliated PC.

1.2 Must Enter into New OCA Business Services Agreement. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must also, along with his or her respective OrthAlliance Affiliated PC, execute and deliver their respective OCA Business Services Agreement (as defined below) no later than the earlier to occur of September 30, 2001 or the effective time of the Merger. In addition, if such OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then each of such other OrthAlliance Affiliated Practitioners must also execute and deliver their respective OCA Business Services Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

         For purposes of the Program, "OCA Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or a subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect upon and following the effective time of the Merger, and pursuant to which OCA and/or its subsidiary would provide business management or consulting services for such OrthAlliance Affiliated Practitioner's orthodontic or pediatric dental practice in exchange for a consulting or service fee.

1.3 No Litigation, Notice of Termination or Non-Compliance. An OrthAlliance Affiliated Practitioner may not be a Participant in the Program, and will not be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party to any pending or threatened litigation or other legal proceedings against or involving OrthAlliance, OCA or their subsidiaries. If any such litigation or legal proceedings has been commenced or threatened, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC has threatened or given notice of termination or intention to terminate their respective OrthAlliance Service/Consulting Agreement. If any such notice has been threatened or given, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been fully withdrawn in a manner acceptable to OCA; and/or

         (c) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is in default or breach of, or is not in compliance with, their obligation to pay service or consulting fees under the applicable OrthAlliance Service/Consulting Agreement.

         For purposes of the Program, "OrthAlliance Affiliated Practice" means an orthodontic or pediatric dental practice that is owned by the OrthAlliance Affiliated Practitioner or his or her respective OrthAlliance Affiliated PC, and is the subject of an OrthAlliance Service/Consulting Agreement.

1.4 Must Execute Participation Agreement. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must execute and deliver to OCA, and OCA must have executed and delivered to such OrthAlliance Affiliated Practitioner, a written participation agreement with OCA (each, a "Participation Agreement"), which participation agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect upon and following the effective time of the Merger, and shall provide for such OrthAlliance Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement.

1.5 Conditioned on Completion of the Merger. Participation in the Program, and the issuance of any shares of OCA Common Stock or other awards under or pursuant to the Program or any Participation Agreement, is expressly conditioned upon completion of the Merger pursuant to the Merger Agreement. If the Merger Agreement is voided or terminated (other than upon completion of the Merger), OCA will thereupon and thereafter have no further obligations under the Program or any Participation Agreement or otherwise with respect to the Program, any Participation Agreement and any participation or awards thereunder, and any and all awards under and participation in the

Program shall thereupon automatically terminate without any obligation or liability on the part of OCA or Affiliate (as defined below) thereof.

1.6 Provision of Requested Information. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must provide OCA with any financial information that OCA reasonably requests in order to determine the number of shares of OCA Common Stock, if any, to be granted to the OrthAlliance Affiliated Practitioner under the Program.

                            ARTICLE II. STOCK AWARDS

2.1 Service Fee/Tenure Based Awards. Eligible Participants will be granted shares of OCA Common Stock under the Program, subject to the terms and conditions of the Program, in an amount equal to:

         (a)      Four,

                  TIMES

         (b)      The amount by which:

                  (i) the Prior 12 Months Assumed Service Fees (as defined below), with respect to such Participant,

                           EXCEED

                  (ii) the Prior 12 Months Service Fees (as defined below), with respect to such Participant,

                  DIVIDED BY

         (c) The average closing price per share of OCA Common Stock as reported on the New York Stock Exchange (or other stock exchange or market on which shares of OCA Common Stock are then principally traded) during the 10 trading days immediately preceding the effective date of the Merger.

For purposes of the Program:

"Prior 12 Months Assumed Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) that would have been payable to OCA, its subsidiary or OrthAlliance, as applicable, by the OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the OCA Business Services Agreement during and with respect to the 12 calendar months immediately preceding the effective date of the Merger (assuming that the OCA Business Services Agreement had been in effect during that period and also assuming that the operating margin of the OrthAlliance Affiliated Practice during that period was 5% higher than the actual operating margin for that period).

"Prior 12 Months Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OrthAlliance or its subsidiary by the OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the applicable OrthAlliance Service/Consulting Agreement during and with respect to the 12 calendar months immediately preceding the effective date of the Merger.

2.2 Pro Rata Basis for Practices with Multiple Owners. If a Participant's OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then the number of shares of OCA Common Stock granted pursuant to Section 2.1 above for such Participant shall be calculated by multiplying the number of shares of OCA Common Stock that would otherwise be granted to such person pursuant to Section 2.1 by his or her percentage of equity ownership of such OrthAlliance Affiliated PC.

2.3 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in four annual installments, as follows:

         (a) For each Participant, one-fourth of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the second, third, fourth and fifth anniversaries of the effective date of the Merger if the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the Participant and/or his or her OrthAlliance Affiliated PC during and with respect to the 12 calendar months immediately preceding that particular anniversary pursuant to the applicable OCA Business Services Agreement or OrthAlliance Service/Consulting Agreement ("Service Fees") is at least 90% (the "90% Minimum Target") of the amount of Service Fees such Participant and/or OrthAlliance Affiliated PC paid to OrthAlliance or its subsidiary during and with respect to the 12 calendar months immediately preceding the Merger.

         (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the second, third or fourth anniversary of the effective date of the Merger (each, an "Earlier Period), but is achieved during the 12 calendar month period immediately preceding the third, fourth or fifth, as applicable, anniversary of the effective date of the Merger (each, a "Later Period"), then the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period.

2.4 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued.

             ARTICLE III. ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

3.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding award of shares of OCA Common Stock granted to a Participant under and pursuant to the Program shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that:

         (a) OCA or an Affiliate (as defined below) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b) OCA or an Affiliate engages in a transaction to which section 424 of the Code (as defined below) applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

For purposes of the Program:

                  (i) "Affiliate" means a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of OCA.

                  (ii) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

3.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards.

                     ARTICLE IV. LEGAL COMPLIANCE CONDITIONS

4.1 General. No OCA Common Stock shall be issued under the Program except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which OCA's shares may be listed. OCA shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock granted under the Program may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No OCA Common Stock shall be issued and no certificate for shares shall be delivered until OCA has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

4.2 Representations by Participants. As a condition to the grant of an award or the issuance of OCA Common Stock, OCA may require a Participant to represent and warrant at the time of grant that the Participant does not have a present intention to sell or distribute such shares. At the option of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any Affiliate to undertake registration of stock hereunder.

                     ARTICLE V. ADMINISTRATION AND AMENDMENT

5.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and any other officer of OCA appointed to such committee by the chief executive officer of OCA (the "Committee"). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to:

         (a) Interpret all provisions of the Program;

         (b) Prescribe the form of any Participation Agreement;

         (c) Make amendments to all Participation Agreements;

         (d) Adopt, amend, and rescind rules for Program administration; and

         (e) Make all determinations it deems advisable for the administration of the Program.

5.2 Determination of Performance Standards. The authorities of the Committee described in Section 5.1 include the full discretionary authority to make all determinations regarding financial performance and related matters referenced in the Program. Such matters include, but are not limited to, whether or not Participants have achieved the standards of financial performance required to receive awards OCA Common Stock. The Committee shall make such determinations by reference to any data and information that it deems appropriate and, to the extent that such information that is provided by a Participant is not otherwise subject to disclosure, shall employ reasonable measures that are designed to keep such information confidential.

5.3 Amendment. OCA may amend or terminate the Program at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding award of OCA Common Stock is not valid with respect to such award without the Participant's consent.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 Unfunded Program. The Program shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.

6.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

6.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

6.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that OCA Common Stock is issued, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 6, 2001.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.



                                    By:  /s/ Bartholomew F. Palmisano, Sr.
                                       -----------------------------------------
                                         Bartholomew F. Palmisano, Sr.
                                         Chairman of the Board, President
                                            and Chief Executive Officer

                                                                         ANNEX F



                      ORTHODONTIC CENTERS OF AMERICA, INC.

                              DOCTORS TRUST PROGRAM

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                              DOCTORS TRUST PROGRAM

                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), OCA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), are parties to that certain Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), among such parties, pursuant to which OCA Merger Sub is to merge with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of OCA (the "Merger"), subject to various conditions; and

         WHEREAS, OCA desires to establish a program through which OCA may grant the right to purchase shares of its common stock, $.01 par value per share ("OCA Common Stock"), at a fixed price ("Awards") to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely execute and deliver an OCA Business Services Agreement (defined below), subject to the terms described herein and completion of the Merger;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. Doctors Trust Program (the "Program"):

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted an Award or shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet or comply with each of the following:

1.1 Must Be An OrthAlliance Affiliated Practitioner. In order to be a Participant in the Program and to be issued Awards or shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, a person must be a licensed orthodontist or pediatric dentist who both (i) owns, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, a professional corporation or other professional entity (each, an "OrthAlliance Affiliated PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each an "OrthAlliance Service/Consulting Agreement"), and (ii) is a full-time employee as an orthodontist or pediatric dentist, as applicable, of such OrthAlliance Affiliated PC (each such person, an "OrthAlliance Affiliated Practitioner"). Each Participant must also be a party to a written employment agreement (each, an "Employment Agreement") with his or her respective OrthAlliance Affiliated PC, pursuant to which such Participant provides orthodontic or pediatric dental services as a full-time employee of such OrthAlliance Affiliated PC.

1.2 Must Enter Into New OCA Business Services Agreement. In order to be a Participant in the Program and to be issued any Awards or shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must also, along with his or her respective OrthAlliance Affiliated PC, execute and deliver their respective OCA Business Services Agreement (as defined below), prior to the effective time of the Merger. In addition, if such OrthAlliance Affiliated PC is partially owned by one or more other OrthAlliance Affiliated Practitioners, then each of such other OrthAlliance Affiliated Practitioners must also execute and deliver their respective OCA Business Services Agreement prior to the effective time of the Merger.

         For purposes of the Program:

         "OCA Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or a subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect upon and following the effective time of the Merger, and pursuant to which OCA and/or its subsidiary would provide business management or consulting services for such OrthAlliance Affiliated Practitioner's orthodontic or pediatric dental practice in exchange for a consulting or service fee.

         "OrthAlliance Affiliated Practice" means an orthodontic or pediatric dental practice that is owned by the OrthAlliance Affiliated Practitioner or his or her respective OrthAlliance Affiliated PC, and is the subject of an OrthAlliance Service/Consulting Agreement.

1.3 No Litigation, Notice of Termination or Non-Compliance. An OrthAlliance Affiliated Practitioner may not be a Participant in the Program, and will not be issued any Awards or shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party to any pending or threatened litigation or other legal proceedings against or involving OrthAlliance, OCA or their subsidiaries. If any such litigation or legal proceedings has been commenced or threatened, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC has threatened or given notice of termination or intention to terminate their respective OrthAlliance Service/Consulting Agreement. If any such notice has been threatened or given, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been fully withdrawn in a manner acceptable to OCA; and/or

         (c) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is in default or breach of, or is not in compliance with, their obligation to pay service or consulting fees under the applicable OrthAlliance Service/Consulting Agreement.

1.4 Must Execute Participation Agreement. In order to be a Participant in the Program and to be issued Awards or shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must execute and deliver to OCA, and OCA must have executed and delivered to such OrthAlliance Affiliated Practitioner, a written participation agreement with OCA (each, a "Participation Agreement"), which Participation Agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect upon and following the effective time of the Merger, and shall provide for such OrthAlliance Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement.

1.5 Conditioned on Completion of the Merger. Participation in the Program, and the issuance of any Awards or shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, is expressly conditioned upon completion of the Merger pursuant to the Merger Agreement. If the Merger Agreement is voided or terminated (other than upon completion of the Merger), OCA will thereupon and thereafter have no further obligations under the Program or any

Participation Agreement or otherwise with respect to the Program, any Participation Agreement and any participation or Awards thereunder, and any and all Awards under and participation in the Program shall thereupon automatically terminate without any obligation or liability on the part of OCA or Affiliate (as defined below) thereof.

                               ARTICLE II. AWARDS

2.1 Participation and Award Grants. Following the effective time of the Merger, each eligible Participant shall be granted an Award that entitles the Participant to purchase shares of OCA Common Stock from OCA, subject to the terms and conditions of the Program, in an amount (rounded to the nearest whole number) equal to the result of:

         (A)      $60,000,

                  DIVIDED BY

         (B) The average closing sales price per share of the OCA Common Stock as reported on the New York Stock Exchange (or other stock exchange or market on which shares of OCA Common Stock are then principally traded) during the 10 trading days immediately prior to the effective date of the Merger.

Such shares of OCA Common Stock would be subject to forfeiture and/or certain restrictions on transfer that are identified in the Program and the Participation Agreement.

2.2 Method of Exercise of Award. An Award may be exercised, if at all, by a Participant at anytime during the two year period ending on and including the second anniversary of the effective date of the Merger, by giving written notice of such exercise to the Chief Financial Officer of OCA and remitting to OCA the first Purchase Price Installment (as defined below) in cash. An Award shall be deemed to be exercised on the date that OCA's Chief Financial Officer receives such written notice of exercise and OCA accepts tender of payment of such Purchase Price Installment. An Award may not be exercised in part or for less than the total number of shares of OCA Common Stock subject to such Award.

2.3 Purchase Price. A Participant who elects to exercise his or her rights under an Award shall purchase the OCA Common Stock identified in the Award for the aggregate purchase price (the "Purchase Price") of $40,000.

2.4 Payment of Purchase Price. The Purchase Price shall be paid by the applicable Participant to OCA in 40 equal quarterly installments of $1,000 over a period of 10 years (each, a "Purchase Price Installment"), without interest. The first Purchase Price Installment shall be due and payable on or before the second anniversary of the effective date of the Merger. Each successive Purchase Price Installment shall be due and payable by the 15th calendar day following the last day of each calendar quarter thereafter, until the Purchase Price is paid in full. Any portion of the Purchase Price that is not previously paid shall be immediately due and payable on the twelfth anniversary of the effective date of the Merger. All payments of the Purchase Price shall be in cash. For convenience, Purchase Price Installments shall be retained by OCA from funds otherwise remittable to the Participant in respect of the applicable OCA Business Services Agreement and collections thereunder; however, payment of the Purchase Price shall be a full recourse obligation of the Participant, and shall not reduce the amount of service, consulting or other fees or reimbursement payable to OCA under or pursuant to such OCA Business Services Agreement. Any Purchase Price Installments or portion thereof that are not paid to OCA when due shall bear interest at the prime rate (as reported in the Wall Street Journal, or if not available, a comparable authoritative source selected by OCA) plus 1.5% per annum until paid in full.

2.5 Non-Transferability of Right to Purchase Shares. Awards granted under the Program are not transferable. OCA Common Stock purchased pursuant to an Award is subject to restrictions on transfer that are identified herein.

2.6 Issuance and Delivery of Shares. Shares of OCA Common Stock issued pursuant to the exercise of an Award hereunder shall be issued and delivered to Participants by OCA (or its transfer agent) in equal annual installments following each of the eleventh through seventeenth anniversaries of the effective date of the Merger, with one-seventh of the total number of such shares to be issued following each such anniversary (rounded down to the nearest whole share); provided, however, that no shares of OCA Common Stock shall be issued hereunder unless and until all Purchase Price Installments payable on or prior to such issuance have been paid to OCA in accordance with Section 2.4 above.

2.7 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to Awards prior to the issuance thereto of shares of OCA Common Stock pursuant to such Award.

2.8 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued.

                   ARTICLE III. STOCK RIGHTS AND RESTRICTIONS

3.1 Restrictions on Transfer. Prior to the eleventh anniversary of the effective date of the Merger, a Participant may not Transfer (as defined below) any shares of OCA Common Stock acquired pursuant to, through or under an Award or the Program. Beginning on the eleventh anniversary of the Merger, such Participant may Transfer up to one-seventh of the total number of such shares of OCA Common Stock so acquired, and on each of the twelfth through seventeenth anniversaries of the effective date of the Merger, such Participant may Transfer up to an additional one-seventh of the total number of such shares of OCA Common Stock so acquired. Such increments shall be cumulative, so that such Participant may Transfer all of such shares of OCA Common Stock so acquired upon and following the seventeenth anniversary of the effective date of the Merger.

         For purposes of the Program, "Transfer" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment. Any attempted Transfer in violation of this
Section 3.1 shall be void.

3.2 Events of Forfeiture. Upon the occurrence of any of the following events (each, an "Event of Forfeiture"), any and all unexercised Awards shall be canceled and forfeited, and any and all shares of OCA Common Stock that have not then been issued to a Participant pursuant to Section 2.6 above, or become eligible for Transfer pursuant to Section 3.1 above, shall be forfeited to OCA and/or shall not be issued, and the related portion of such Award shall be canceled and forfeited:

         (a) The Participant ceases to be employed full-time as an orthodontist or pediatric dentist, as applicable, in his or her OrthAlliance Affiliated Practice prior to the tenth anniversary of the Merger;

         (b) The Participant ceases to own an equity interest in his or her OrthAlliance Affiliated PC prior to the tenth anniversary of the Merger;

         (c) The Participant's OCA Business Services Agreement terminates, or the Participant ceases to be a party to such OCA Business Services Agreement;

         (d) The Participant and/or his or her OrthAlliance Affiliated PC fail to utilize OCA's proprietary computer software and business systems in connection with the business functions of their OrthAlliance Affiliated Practice; and/or

         (e) The Participant and/or his or her OrthAlliance Affiliated PC fail to comply with OCA's policies, procedures and systems, including a productive working relationship with OCA's corporate office staff and other orthodontists and dental professionals who are affiliated with OCA, fulfil his, her or their financial obligations to OCA or its subsidiaries, or breach such OCA Business Services Agreement.

Upon any such Event of Forfeiture, any Purchase Price Installments theretofore paid to OCA by such Participant shall remain the property of OCA and shall not be returned to such Participant, and any Purchase Price Installments that were due and payable prior to such Event of Forfeiture shall remain due and payable to OCA; however, the Participant shall not be obligated to pay any Purchase Price Installments that first become due and payable after the date of such Event of Forfeiture.

3.3 Retirement After Tenth Anniversary. Notwithstanding the forfeiture provisions of Section 3.2, if, after the tenth anniversary of the effective date of the Merger, a Participant retires from practice as an orthodontist or pediatric dentist, as applicable, by transferring his or her OrthAlliance Affiliated Practice to another orthodontist or pediatric dentist, as applicable, acceptable to OCA who enters into a written agreement with OCA and such Participant acceptable to OCA in which such other orthodontist or pediatric dentist assumes all of the Participant's obligations under the applicable OCA Business Services Agreement, it shall not be deemed to be an Event of Forfeiture with respect to a Pro Rata Amount of Shares (as defined below), and such Pro Rata Amount of Shares shall be issuable as provided in Section 2.6 above and subject to the terms and conditions of the Program (provided, that the Award shall be terminated with respect to the remaining number of shares subject to such Award), if (a) at least through the tenth anniversary of the effective date of the Merger, such Participant remains employed full-time as an orthodontist or pediatric dentist, as applicable, in his or her respective OrthAlliance Affiliated Practice, owns an equity interest in the OrthAlliance Affiliated PC that is a party to the OCA Business Services Agreement, remains a party to an OCA Business Services Agreement, and otherwise complies with the terms and conditions of the Program and the respective Participation Agreement, and (b) such Participant thereafter continues to comply with the provisions of any applicable covenant not to compete or solicit, or other non-competition, non-solicitation and/or confidentiality agreement or provision in or under the applicable OCA Business Services Agreement or otherwise with OCA or its subsidiary (collectively, the "Non-Competition Agreements"). In the event that the Participant breaches any of the Non-Competition Agreements, any and all of such shares of OCA Common Stock that have not then been issued to a Participant pursuant to Section 2.6 above, or become eligible for Transfer pursuant to
Section 3.1 above, shall be forfeited to OCA and/or shall not be issued, and the related portion of such Award shall be canceled and forfeited.

For purposes of the Program, "Pro Rata Amount of Shares" means a number of shares of OCA Common Stock (rounded down to the nearest whole share) which equals the same proportion of the total number of shares of OCA Common Stock issuable to a Participant under or pursuant to his or her Award as the proportion that the aggregate amount of Purchase Price Installments theretofore paid to OCA by such Participant with respect to such shares bears to the total Purchase Price for such shares.

3.4 Death or Disability. Notwithstanding the forfeiture provisions of Section 3.2, if a Participant dies or becomes disabled (and permanently ceases to practice orthodontics or pediatric dentistry, as applicable), it shall not be deemed to be an Event of Forfeiture with respect to a Pro Rata Amount of Shares, and such Pro Rata Amount of Shares shall be issuable as provided in Section 2.6 above and subject to the terms and conditions of the Program (provided, that the Award shall be terminated with respect to the remaining number of shares subject to such Award), if such Participant thereafter continues to comply with the provisions of any applicable Non-Competition Agreements. In the event that the Participant breaches any of the Non-Competition Agreements, any and all of such shares of OCA Common Stock that have not then been issued to a Participant pursuant to Section 2.6 above, or become eligible for Transfer pursuant to
Section 3.1 above, shall be forfeited to OCA and/or shall not be issued, and the related portion of such Award shall be canceled and forfeited.

3.5 Issuance to Professional Entity. Shares of OCA Common Stock issued under the Program may, if requested in writing to OCA by a Participant, be issued to the Participant's OrthAlliance Affiliated PC, rather than to the individual Participant, if the OrthAlliance Affiliated PC executes and delivers to OCA a Participation Agreement in which it agrees to become bound by, and take such shares subject to, the terms and conditions of the Program (including, without limitation, Sections 3.1 and 3.2), as if such shares were held by such Participant. If the OrthAlliance Affiliated PC is conveyed to a successor orthodontist or pediatric dentist, as applicable, acceptable to OCA and who concurrently enters into a written agreement with OCA and such Participant acceptable to OCA in which such successor assumes all of such Participant's obligations under the applicable OCA Business Services Agreement, such conveyance shall not be deemed to be an Event of Forfeiture with respect to shares of OCA Common Stock so issued to such OrthAlliance Affiliated PC (provided, that the applicable Award shall be terminated with respect to any unissued shares subject to such Award), and such shares may continue as an asset of the OrthAlliance Affiliated PC under the ownership of the successor practitioner, and shall be treated for purposes of the Program as if held by the successor practitioner. For purposes of the years of employment or ownership in Sections 3.2(a) and (b) and Section 3.4, such successor practitioner shall be credited with the number of years (or portion thereof) completed by the Participant transferring such OrthAlliance Affiliated PC prior to such transfer.

              ARTICLE IV. ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

4.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding Award shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that:

         (a) OCA or an Affiliate (as defined below) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b) OCA or an Affiliate engages in a transaction to which section 424 of the Code (as defined below) applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

For purposes of the Program:

                  (i) "Affiliate" means a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of OCA.

                  (ii) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

4.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

                     ARTICLE V. LEGAL COMPLIANCE CONDITIONS

5.1 General. No Award shall be exercisable, no OCA Common Stock shall be issued, no certificates for shares of OCA Common Stock shall be delivered, and no payment shall be made under the Program or any Participation Agreement except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which OCA's shares may be listed. OCA shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock for which an Award is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Award shall be exercisable, no OCA Common Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under the Program or any Participation Agreement until OCA has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

5.2 Representations by Participants. As a condition to the exercise of an Award, OCA may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any Affiliate to undertake registration of options or stock hereunder.

                    ARTICLE VI. ADMINISTRATION AND AMENDMENT

6.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and any other officer of OCA appointed to such committee by the chief executive officer of OCA (the "Committee"). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement or Award. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to:

         (a) Interpret all provisions of the Program;

         (b) Prescribe the form of any Participation Agreement;

         (c) Make amendments to all Participation Agreements;

         (d) Adopt, amend, and rescind rules for Program administration; and

         (e) Make all determinations it deems advisable for the administration of the Program.

6.2 Amendment. OCA may amend or terminate the Program at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent.

                         ARTICLE VII. GENERAL PROVISIONS

7.1 Unfunded Program. The Program, insofar as it provides for grants, shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.

7.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

7.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

7.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that an Award is exercised, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 6, 2001.


                                   ORTHODONTIC CENTERS OF AMERICA, INC.



                                   By:   /s/ Bartholomew F. Palmisano, Sr.
                                       -----------------------------------------
                                         Bartholomew F. Palmisano, Sr.
                                         Chairman of the Board, President
                                           and Chief Executive Officer

                                                                         ANNEX G



                      ORTHODONTIC CENTERS OF AMERICA, INC.

                         FORM OF PARTICIPATION AGREEMENT

                             PARTICIPATION AGREEMENT

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                              ____________ PROGRAM


         THIS PARTICIPATION AGREEMENT ("Agreement") is made and entered into as of ______________, 2001, by and between ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation ("OCA"), and _______________________, an individual residing in the State of ______________ (the "Participant").

                                    RECITALS:

         WHEREAS, OCA adopted the Orthodontic Centers of America, Inc. _______ Program (the "Program") through resolutions adopted by OCA's Board of Directors; and

         WHEREAS, the Participant desires to participate in the Program, subject to the terms and conditions therein and herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this agreement, the parties agree as follows:

                                   AGREEMENT:

1. Election to Participate. The Participant hereby elects to participate in the Program, in accordance with and subject to all of the terms, conditions and provisions of the Program and this Agreement, as such may be amended from time to time. OCA hereby permits the Participant to participate in the Program (subject to the Participant's fulfillment and compliance with all of the criteria for participation specified in the Program), as and to the extent provided in the Program and on the terms, conditions and provisions specified therein and herein, as such may be amended from time to time. The Participant represents and warrants to OCA that the Participant has, along with his or her respective OrthAlliance Affiliated PC (as defined in the Program), executed and delivered to OrthAlliance their respective (i) Amendments (as defined in the Program) and/or (ii) OCA Business Services Agreement (as defined in the Program) on the date or dates specified on Schedule 1 hereto. The Participant further represents and warrants to OCA that he or she is an OrthAlliance Affiliated Practitioner (as defined in the Program).

2. Program Document Controls. The Participant acknowledges and agrees that such participation, and any and all awards, grants, shares or rights granted or awarded to the Participant under the Program, will be governed by and subject to all of the terms, conditions, and provisions of this Agreement and the Program, as such exist on the date of this Agreement and as such may be amended from time to time hereafter. A copy of the Program, as it exists on the date hereof, is attached hereto as Exhibit A, and/or has been previously provided to the Participant, and is made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Program, the terms of the Program, as such may be amended, shall control, except as expressly stated otherwise therein.

3. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by OCA. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address identified in this Section. OCA or the Participant may change, by written notice to the other, the address specified for receiving notices. Notices to OCA shall be addressed as follows:

                          Orthodontic Centers of America, Inc.
                          3850 N. Causeway Boulevard, Suite 1040
                          Metairie, LA  70002
                          Attention: Bartholomew F. Palmisano, Jr.

Notices to the Participant shall be hand delivered to the Participant on the premises of OCA or its subsidiaries, or addressed to the latest address shown on the records of OCA.

4. Information Confidential. As partial consideration for the Participant's participation the Program, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Program; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

5. Authorization. The Participant hereby represents and warrants to OCA that the execution, delivery and performance of this Agreement by the Participant has been duly authorized by all necessary laws, resolutions and corporate action, and that this Agreement constitutes the valid and enforceable obligations of the Participant in accordance with its terms.

6. No Assignment. The Participant may not assign or transfer this Agreement, any of his or her rights hereunder, his or her participation in the Program nor, except as provided in the Program, any of his or her rights, benefits or awards under the Program.

7. Miscellaneous. This Agreement shall be construed and interpreted according to the laws of the State of Louisiana, without regard to the principles of conflicts of law thereof. This Agreement (together with the Program) contains the entire and only agreement between the parties respecting the subject matter hereof. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of OCA. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, OCA has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first written above.


                                            ORTHODONTIC CENTERS OF AMERICA, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            "PARTICIPANT"



                                            ------------------------------------
                                            Name:

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses of this offering, which are to be paid by the Registrant, are estimated as follows:

Securities and Exchange Commission registration fee.................   $    30,600
NYSE listing fee....................................................        14,653
Legal fees and expenses.............................................        25,000
Auditors' fees and expenses.........................................         5,000
Miscellaneous expenses..............................................         1,747
                                                                       -----------
       Total........................................................   $    77,000
                                                                       ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. The Registrant's Restated Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, agents and employees to the full extent permissible under Section 145 of the Delaware General Corporation Law. The Registrant maintains, and pays premiums on, an insurance policy on behalf of its directors and officers against liability asserted against, or incurred by, such persons in connection with, or arising from, their capacity as director or officer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits

EXHIBIT
NUMBER                             DESCRIPTION OF EXHIBITS
------                             -----------------------
      4.1      --    Specimen Stock Certificate (1)
      5.1      --    Opinion of Waller Lansden Dortch & Davis, A Professional
                     Limited Liability Company*
     10.1      --    Orthodontic Centers of America, Inc. Stock Pool Program*
     10.2      --    Orthodontic Centers of America, Inc. Target Stock Program*
     10.3      --    Orthodontic Centers of America, Inc. OrthAlliance
                     Stockholder Bonus Program*
     10.4      --    Orthodontic Centers of America, Inc. High Participation
                     Bonus Program*
     10.5      --    Orthodontic Centers of America, Inc. Conversion Incentive
                     Program*
     10.6      --    Orthodontic Centers of America, Inc. Doctors Trust Program*
     10.7      --    Form of Participation Agreement*
     23.1      --    Consent of Ernst & Young LLP*
     23.2      --    Consent of Waller Lansden Dortch & Davis, A Professional
                     Limited Liability Company (included in opinion filed as
                     Exhibit 5.1)*
     24.1      --    Power of Attorney (included on Page II-4)

---------

(1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1, Registration Statement
         No. 33-85326.

*        Filed herewith.

         (b) Financial Statement Schedules

         All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on August 7, 2001.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.


                                    By: /s/ Bartholomew F. Palmisano, Sr.
                                       -----------------------------------------
                                        Bartholomew F. Palmisano, Sr.
                                        Chairman of the Board, President
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bartholomew F. Palmisano, Sr. his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

                 Signature                                         Title                                Date
                 ---------                                         -----                                ----
/s/ Bartholomew F. Palmisano, Sr.           Chairman of the Board, President and Chief             August 7, 2001
-----------------------------------------   Executive Officer (principal executive officer)
Bartholomew F. Palmisano, Sr.

/s/ Bartholomew F. Palmisano, Jr.           Chief Financial Officer, Secretary                     August 7, 2001
-----------------------------------------   (principal financial and accounting officer)
Bartholomew F. Palmisano, Jr.

/s/ Michael C. Johnsen                      Chief Operating Officer, Director                      August 7, 2001
-----------------------------------------
Michael C. Johnsen

/s/ Ashton J. Ryan, Jr.                     Director                                               August 7, 2001
-----------------------------------------
Ashton J. Ryan, Jr.

/s/ John J. Sheridan, D.D.S., M.S.D.        Director                                               August 7, 2001
-----------------------------------------
John J. Sheridan, D.D.S., M.S.D.

/s/ A Gordon Tunstall                       Director                                               August 7, 2001
-----------------------------------------
A Gordon Tunstall

/s/ Edward J. Walters, Jr.                  Director                                               August 7, 2001
-----------------------------------------
Edward J. Walters, Jr.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION OF EXHIBITS
------                             -----------------------
      4.1      --    Specimen Stock Certificate (1)
      5.1      --    Opinion of Waller Lansden Dortch & Davis, A Professional
                     Limited Liability Company*
     10.1      --    Orthodontic Centers of America, Inc. Stock Pool Program*
     10.2      --    Orthodontic Centers of America, Inc. Target Stock Program*
     10.3      --    Orthodontic Centers of America, Inc. OrthAlliance
                     Stockholder Bonus Program*
     10.4      --    Orthodontic Centers of America, Inc. High Participation
                     Bonus Program*
     10.5      --    Orthodontic Centers of America, Inc. Conversion Incentive
                     Program*
     10.6      --    Orthodontic Centers of America, Inc. Doctors Trust Program*
     10.7      --    Form of Participation Agreement*
     23.1      --    Consent of Ernst & Young LLP*
     23.2      --    Consent of Waller Lansden Dortch & Davis, A Professional
                     Limited Liability Company (included in opinion filed as
                     Exhibit 5.1)*
     24.1      --    Power of Attorney (included on Page II-4)

-----------

(1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1, Registration Statement
         No. 33-85326.

*        Filed herewith